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                                                                    EXHIBIT 10.2

                      AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT is made by and among PICCADILLY CAFETERIAS, INC. ("BORROWER"), and the financial institutions listed on the signature pages of this Agreement, effective as of December 21, 2000. This Agreement amends and restates the Credit Agreement dated as of June 24, 1998, as amended, between the Borrower and all or some of the financial institutions listed on the signature pages of this Agreement (the "EXISTING CREDIT AGREEMENT"). In connection with a restructuring and refinancing of indebtedness under the Existing Credit Agreement, the Borrower has requested that the Existing Credit Agreement be amended and restated and the financial institutions listed on the signature pages of this Agreement have agreed to amend and restate the Existing Credit Agreement on the following terms and conditions.

                                    ARTICLE I
                                  GENERAL TERMS

Section 1.01 Terms Defined Above. As used in this Agreement, the term "EXISTING CREDIT AGREEMENT" and "BORROWER" shall have the meanings indicated above.

Section 1.02 Certain Definitions. As used in this Agreement, the following terms shall have the meanings indicated, unless the context otherwise requires:

         "ACQUIRED DEBT" means Debt of a Person existing at the time such Person is merged with or into the Borrower or a Restricted Subsidiary or becomes a Restricted Subsidiary, other than Debt incurred in connection with, or in contemplation of, such Person merging with or into the Borrower or a Restricted Subsidiary or becoming a Restricted Subsidiary; provided, that Debt of such other Person that is redeemed, defeased, retired or otherwise repaid at the time, or immediately upon consummation of the transaction by which such other Person is merged with or into the Borrower or a Restricted Subsidiary or becomes a Restricted Subsidiary shall not be Acquired Debt.

         "ADJUSTED LONDON INTERBANK OFFERED RATE" means, as applicable to any Interest Period, a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100th of 1%) by dividing (a) the applicable London Interbank Offered Rate for such Interest Period by (b) 1.00 minus the Euro-Dollar Reserve Percentage. The Adjusted London Interbank Offered Rate shall be adjusted automatically on, and as of, the effective date of any change in any applicable London Interbank Offered Rate and any change in the Euro-Dollar Reserve Percentage.

         "ADMINISTRATIVE AGENT" means initially, HIBERNIA NATIONAL BANK, acting in its capacity as the commercial bank appointed as Administrative Agent under Article XII of this Agreement, and any successor Administrative Agent appointed in accordance with the provisions of
         Article XII.

         "ADVANCE" means a disbursement of proceeds under the Credit Facility, including any payment made to or on behalf of a beneficiary under a Letter of Credit.

            AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 1 of 85 Pages
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         "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; (b) in the case of a corporation, beneficial ownership of 10% or more of any class of Capital Stock or such Person; and (c) in the case of an individual
         (i) members of such Person's immediate family (including parents, spouse, children and siblings of such individual) and (ii) trusts, any trustee or beneficiaries of which are such Person or members of such Person's immediate family.

         "AGREEMENT" means this Amended and Restated Credit Agreement, as this Amended and Restated Credit Agreement may be amended or modified from time to time.

         "APPLICABLE MARGIN" means the percentage points added to the Prime Rate to determine the applicable interest rate for Base Rate Loans and the percentage points added to the Adjusted London Interbank Offered Rate to determine applicable interest rates for Euro-Dollar Loans. Applicable Margins are calculated in accordance with the provisions of
         Section 2.04 of this Agreement.

         "ASSET DISPOSITION" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions), whether or not the foregoing constitutes an "Asset Sale", and includes any disposition resulting from a casualty event or the exercise of any right of condemnation or expropriation other than a disposition of inventory in the ordinary course of business.

         "ASSET SALE" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets, including by way of a sale/leaseback transaction (each referred to for the purposes of this definition as a "disposition"), by the Borrower or any of its Restricted Subsidiaries (including any disposition by means of merger, consolidation or similar transaction) in a single transaction or a series of related transactions, provided that such transaction or series of transactions (a) has a fair market value in excess of $1,000,000.00 or (b) results in the payment of Net Proceeds in excess of $1,000,000.00. Notwithstanding the foregoing, the following transactions will be deemed not to be Asset Sales: (i) a disposition by a Restricted Subsidiary to the Borrower or by the Borrower or a Restricted Subsidiary to a Wholly Owned Subsidiary, (ii) a disposition of property or assets, including inventory, in the ordinary course of business, (iii) for purposes of Section 7.37 of this Agreement ("Limitation on Asset Sales") only, a disposition that is permitted by
         Section 7.29 of this Agreement ("Limitation on Restricted Payments"),
         (iv) the sale, lease, transfer or other disposition of all or substantially all the properties or assets of the Borrower as permitted under Section 7.35 of this Agreement ("Limitation on Mergers"), (v) the grant of Liens permitted under Section 7.28 of this Agreement ("Limitation on Liens") and (vi) sales of obsolete or worn-out equipment; provided that an exchange of assets transaction or series



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         of related exchange of assets transactions (each an "EXCHANGE
         TRANSACTION") shall not be considered an "Asset Sale" if the assets received are related to the business of the Borrower or its Restricted Subsidiaries; provided that (1) in the event an Exchange Transaction involves an aggregate value in excess of $1,000,000.00, the terms of such Exchange Transaction shall have been approved by a majority of the disinterested members of the Board of Directors, (2) in the event such Exchange Transaction involves an aggregate value in excess of $5,000,000.00, the Borrower shall have received a written opinion from a nationally recognized independent investment banking firm that the Borrower has received consideration equal to the fair market value of the assets disposed of and (3) any assets to be received shall be comparable to those being exchanged as determined in good faith by the Board of Directors.

         "ASSIGNEE" has the meaning set forth in Section 14.04(c) of this Agreement.

         "BANK" and "BANKS" mean individually, collectively and interchangeably, each holder of any Note and their respective Assignees, subject to the provisions of Section 14.04 of this Agreement.

         "BASE RATE" means, for any Base Rate Loan, for any day, the rate per annum equal to the Prime Rate, plus the Applicable Margin. For purposes of determining the Base Rate for any day, changes in the Prime Rate shall be effective on the date of each such change.

         "BASE RATE LOAN" means all portions of the outstanding Advances that the Borrower has not designated as part of a Euro-Dollar Loan and those portions of the outstanding Advances that the Borrower is not entitled to designate as part of a Euro-Dollar Loan.

         "BOARD OF DIRECTORS" means the board of directors or any duly constituted committee of any corporation or of a corporate general partner of a partnership and any similar body empowered to direct the affairs of any other entity.

         "CAPITAL LEASE OBLIGATION" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP, and the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

         "CAPITAL STOCK" means (a) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, and (b) with respect to any other Person, any and all partnership or other entity interests of such Person.

         "CASH BALANCES" means, as of any date, the unrestricted balances of cash and Cash Equivalents available to the Borrower and cash and Cash Equivalents pledged to the Collateral Agent to secure the Indebtedness, the Indenture Obligations and the Term Loan Obligations.

         "CASH EQUIVALENTS" means (a) securities issued by the United States of America or any agency or instrumentality thereof, (b) time deposits and certificates of deposit and


            AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 3 of 85 Pages
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         commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 and commercial paper issued by others rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition, (c) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses
         (a) and (b) above, and (d) repurchase obligations with a term of not more than seven (7) days for underlying securities of the type described in clause (a) above entered into with any financial institution meeting the qualifications specified in clause (b) above.

         "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., and its implementing regulations and amendments.

         "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Information System established pursuant to CERCLA.

         "CHANGE OF CONTROL" means (a) the transfer (in one transactions or a series of transactions) of all or substantially all of the Borrower's assets to any Person or group, (b) the liquidation or dissolution of the Borrower or the adoption of a plan by the stockholders of the Borrower relating to the dissolution or liquidation of the Borrower,
         (c) the acquisition by any Person or group, except for one or more Existing Holders, of beneficial ownership, directly or indirectly, of more than 30% of the aggregate ordinary voting power of the total outstanding Voting Stock of the Borrower, or (d) during any period of two consecutive years, Continuing Directors cease for any reason to constitute a majority of the Board of Directors of the Borrower then still in office.

         "CHANGE OF LAW" shall have the meaning set forth in Section 11.02 of this Agreement.

         "COLLATERAL" means the properties and rights described in the Security Documents as security for the Indebtedness, the Indenture Obligations and the Term Loan Obligations.

         "COLLATERAL AGENT" means initially, HIBERNIA NATIONAL BANK, acting in its capacity as the commercial bank appointed as Collateral Agent under
         Article XIII of this Agreement, and any successor Collateral Agent appointed in accordance with the provisions of Article XIII of this Agreement and Article V of the Intercreditor Agreement.

         "COMMITMENT" means, with respect to each Bank, the maximum dollar amount of the Note made payable to each Bank, as such amount may be reduced from time to time pursuant to Section 3.10.

         "COMPLIANCE CERTIFICATE" means a instrument executed by the chief financial officer of the Borrower or other person acceptable to the Administrative Agent, in a form acceptable to the Administrative Agent, certifying that the representations and warranties set forth in this Agreement are true and correct, in all material respects, as of the date of execution of the instrument (unless expressly relating to an earlier date), certifying compliance with the financial covenants included in Article VIII and listing results of each covenant calculation


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         as of the fiscal quarter ending prior to execution of the instrument
         (or an earlier date, if required for pro forma compliance), and further certifying that, as of the date of execution of the instrument, no Default or Event of Default exists under this Agreement.

         "CONSOLIDATED CAPITAL EXPENDITURES" means, with respect to any Person (the "referent Person") for any period, the sum of all capital expenditures incurred during such period by such Person and its subsidiaries, as determined in accordance with GAAP.

         "CONSOLIDATED EBITDA" means, with respect to any Person (the "referent Person") for any period, Consolidated Net Income of such Person and its subsidiaries for such period, determined in accordance with GAAP, plus (to the extent such amounts are deducted in calculating Consolidated Net Income of such Person for such period, and without duplication), Consolidated Interest Expense, income tax expense, amortization, depreciation, provisions for unit closings, asset impairment charges and other non-cash charges that are non-recurring and extraordinary, amortization of goodwill, deferred financing fees and other intangibles, and non-cash stock-based compensation expense, and minus (to the extent such amounts are added in calculating Consolidated Net Income of such Person for such period, and without duplication) income that is non-recurring and extraordinary.

         "CONSOLIDATED EBITDAR" means, with respect to any Person (the "referent Person") for any period, Consolidated EBITDA of such Person for such period, plus regularly scheduled payment obligations of such Person and its subsidiaries under all leases and rental agreements for the period (including, without limitation, any and all payment obligations of such Person and its subsidiaries with respect to minimum and contingent rent expenses and common area maintenance charges, but expressly excluding any and all prepayments under any leases or rental agreements) of such Person and its subsidiaries for the period.

         "CONSOLIDATED FIXED CHARGES" with respect to any Person (the "referent Person") for any period, as of the date of determination, the sum (without duplication) of (a) Consolidated Interest Expense for the period, (b) regularly scheduled payment obligations of such Person and its subsidiaries under all leases and rental agreements for the period (including, without limitation, any and all payment obligations of such Person and its subsidiaries with respect to minimum and contingent rent expenses and common area maintenance charges, but expressly excluding any and all prepayments under any leases or rental agreements), (c) cash taxes of such Person and its subsidiaries for the period, and (d) the aggregate of Indenture or Term Loan Principal Repayments made under the Excess Cash Flow Put (both voluntary and involuntary).

         "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the consolidated interest expense, net of interest income, of such Person and its subsidiaries for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments and the interest component of Capital Lease Obligations but excluding amortization of deferred financing costs and debt issuance costs), to the extent such expense was deducted in computing Consolidated Net Income of

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         such Person for such period, in each case to the extent attributable to such period and excluding items eliminated in consolidation.

         "CONSOLIDATED NET INCOME" means, with respect to any Person (the "referent Person") for any period, the aggregate of the Net Income of such Person and its subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that (a) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included in calculating the referent Person's Consolidated Net Income only to the extent of the amount of dividends or distributions paid during such period to the referent Person or a Wholly Owned Subsidiary of the referent Person, (b) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded, and (c) the Net Income of any subsidiary will be excluded to the extent that declarations of dividends or similar distributions by that subsidiary of such Net Income are not at the time permitted, directly or indirectly, by operation of the terms of its organization documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that subsidiary or its owners.

         "CONSOLIDATED NET WORTH" means, with respect to any Person, the total stockholders' equity of such Person determined on a consolidated basis in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), (a) the amount of any such stockholders' equity attributable to Disqualified Stock of such Person and its consolidated subsidiaries, (b) all upward revaluations and other write-ups in the book value of any asset of such Person or a consolidated subsidiary of such Person subsequent to the date of this Agreement, and (c) all Investments, after the date of this Agreement, in Persons that are not consolidated Restricted Subsidiaries.

         "CONSOLIDATED TANGIBLE NET WORTH" means, with respect to any Person, the Consolidated Net Worth of such Person, adjusted to exclude (to the extent included in calculating Consolidated Net Worth), (a) all assets that would be treated as intangible assets for balance sheet presentation purposes under GAAP, including, without limitation, goodwill (whether representing the excess of costs over book value of assets acquired, or otherwise), trademarks, copyrights, patents and technologies, and unamortized debt discount and expense, (b) to the extent not included in (a), any amount at which shares of Capital Stock of such Person appear as an asset on the balance sheet of such Person,
         (c) loans or advances to stockholders, directors, officers or employees of that Person or any of its subsidiaries; (d) an amount equal to the difference between the deferred tax assets of such Person and the deferred tax liabilities of such Person, and (e) dividends declared but not paid by such Person.

         "CONSOLIDATED TOTAL FUNDED DEBT" means, at any date, the Debt of the Borrower and all Restricted Subsidiaries as of such date; provided that, for purposes of this definition only, in determining Consolidated Total Funded Debt: (a) undrawn amounts of bankers' acceptances and letters of credit shall be disregarded (clause (a)(vi) in the definition of Debt), and (b) Hedging Obligations shall be disregarded (clause (a)(viii) in the definition of Debt).

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         "CONSOLIDATED TOTAL FUNDED DEBT NET OF CASH BALANCES" means, as of the end of each fiscal quarter, the average Consolidated Total Funded Debt for the five (5) Domestic Business Days prior to the fiscal quarter end, minus the average Cash Balances for the same five (5) Domestic Business Days prior to the fiscal quarter end.

         "CONTINUING DIRECTORS" means (a) individuals who at the beginning of such period were directors of the Borrower and (b) any director whose election by the Board of Directors of the Borrower or whose nomination for election by the stockholders of the Borrower was approved by a majority of the Continuing Directors then still in office.

         "CREDIT FACILITY" means the financial accommodations that the Banks agree to extend to the Borrower as described in Article III of this Agreement.

         "DEBT" of any Person means (without duplication) (a) all liabilities and obligations, contingent or otherwise, of such Person (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, debentures, notes or other similar instruments,
         (iii) representing the deferred purchase price of property or services (other than liabilities incurred in the ordinary course of business which are not more than 90 days past due), (iv) created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) as lessee in respect of Capital Lease Obligations, (vi) under bankers' acceptance and letter of credit facilities, (vii) to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Stock, or (viii) in respect of Hedging Obligations, (b) all liabilities and obligations of others of the type described in clause (a) above that are Guaranteed by such Person, and (c) all liabilities and obligations of others of the type described in clause (a) above that are secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person; provided, that the amount of such Debt shall (to the extent such Person has not assumed or become liable for the payment of such Debt in full) be the lesser of (1) the fair market value of such property at the time of determination and (2) the amount of such Debt. The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

         "DEBT LIMIT LEVERAGE RATIO" means, as of any date of determination, the ratio of (a) all Debt and Disqualified Stock of the Borrower and its Restricted Subsidiaries outstanding on such date (and including without duplication all Debt or Disqualified Stock, if any, being incurred on such date) to (b) (i) Indenture EBITDA of the Borrower and its Restricted Subsidiaries for the Borrower's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such date of determination (determined on a pro forma basis, including a pro forma application of the net proceeds therefrom), as if such Debt had been acquired or such Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period, (ii) minus all

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         Consolidated Capital Expenditures of the Borrower and its Restricted
         Subsidiaries during such four-quarter period. In calculating the Debt Limit Leverage Ratio for any period, pro forma effect shall be given to: (a) the incurrence, assumption, Guarantee, repayment, repurchase, redemption or retirement by the Borrower or any of its Subsidiaries of any Debt or Disqualified Stock subsequent to the commencement of the period for which the Debt Limit Leverage Ratio is being calculated but on or prior to the date on which the event for which the calculation is being made, as if the same had occurred at the beginning of the applicable period; and (b) the occurrence of any Asset Disposition during such period by reducing Indenture EBITDA for such period by an amount equal to the Indenture EBITDA (if positive) directly attributable to the assets sold as if the same had occurred at the beginning of the applicable period. For purposes of calculating Indenture EBITDA, acquisitions that have been made be the Borrower or any of its Restricted Subsidiaries subsequent to the commencement of such period but on or prior to the date on which the event for which the calculation is being made shall be given effect on a pro forma basis, assuming that all such acquisitions had occurred on the first day of such period. Without limiting the foregoing, the financial information of the Borrower with respect to any portion of such four fiscal quarters that falls before the date of this Agreement shall be adjusted to give pro forma effect to the incurrence of the Indenture Obligations and the Term Loan Obligations and the application of the proceeds therefrom as if such transactions had occurred at the beginning of such four fiscal quarters.

         "DEFAULT" means the occurrence of any of the events specified in
         Article IX of this Agreement, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied.

         "DEFAULT RATE" means, with respect to any Advance, on any day, the sum of 2.000 percentage points plus the then highest interest rate (including the Applicable Margin) which may be applicable to any outstanding balance due under the Notes.

         "DESIGNATED BANK" and "DESIGNATED BANKS" means and includes HIBERNIA NATIONAL BANK and BRANCH BANKING AND TRUST COMPANY. The designation of a Bank as a Designated Bank under this Agreement may not be transferred or assigned without the prior written consent of the Borrower.

         "DISQUALIFIED STOCK" means any Equity Interest that either by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) is or upon the happening of an event would be required to be redeemed or repurchased prior to the Expiration Date or is redeemable at the option of the Holder thereof at any time prior to such final stated maturity; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof (or of any security into which it is convertible or for which it is exchangeable) upon the occurrence of any of the events constituting an Asset Sale or a Change of Control shall not constitute Disqualified Stock if such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provides that the issuer thereof will not repurchase or redeem any such Capital Stock (or any such security into which it is convertible or for which it is


            AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 8 of 85 Pages
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         exchangeable) pursuant to such provisions prior to compliance by the
         Borrower with the provisions of Section 7.37 ("Limitation on Asset Sales") of this Agreement.

         "DOLLARS" means dollars in lawful currency of the United States of America.

         "DOMESTIC BUSINESS DAY" means a day on which commercial banks are open for business in Baton Rouge, Louisiana, excluding Saturdays and Sundays.

         "EBITDA CONTRIBUTION" means, for each asset (or group of assets) of Borrower and its Restricted Subsidiaries that is subject to an Asset Sale and that identifiably contributes to the Consolidated EBITDA of the Borrower, the percentage contributed by such asset (or group of assets) to Consolidated EBITDA during the four (4) fiscal quarters preceding the date of the Asset Sale. An EBITDA Contribution percentage point calculation shall be made for each Asset Sale that includes an asset (or group of assets) that identifiably contributes to the Consolidated EBITDA of the Borrower as of the date of the Asset Sale. The aggregate of the separate EBITDA Contribution percentage point calculations for each such Asset Sale, as of the date of such Asset Sale, shall be used to determine compliance with the requirements of
         Section 7.37(a).

         "EQUITY INTERESTS" means Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "ENVIRONMENTAL AUTHORITY" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

         "ENVIRONMENTAL AUTHORIZATIONS" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrower or any Subsidiary required by any Environmental Requirement.

         "ENVIRONMENTAL JUDGMENTS AND ORDERS" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

         "ENVIRONMENTAL LIABILITIES" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

         "ENVIRONMENTAL NOTICES" means notice from any Environmental authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.


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         "ENVIRONMENTAL PROCEEDINGS" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

         "ENVIRONMENTAL RELEASES" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

         "ENVIRONMENTAL REQUIREMENTS" means any legal requirement relating to health, safety or the environment and applicable to the Borrower, any Subsidiary or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

         "EURO-DOLLAR LOAN" means that portion of the outstanding balances due under the Notes that bears interest at a rate based upon the London Interbank Offered Rate.

         "EURO-DOLLAR RATE" means, for the applicable Interest Period for each Euro-Dollar Loan, the rate per annum equal to the Adjusted London Interbank Offered Rate as of two (2) Euro-Dollar Business Days prior to the commencement of the applicable Interest Period, plus the Applicable Margin.

         "EURO-DOLLAR RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

         "EVENT OF DEFAULT" means any of the Events of Default set forth below in the section titled "EVENTS OF DEFAULT."

         "EXCESS CASH FLOW" shall mean for any fiscal year, Indenture EBITDA for the Borrower and its Restricted Subsidiaries for such year, minus each of the following: (a) Consolidated Interest Expense for the Borrower and its Restricted Subsidiaries for such year, (b) income tax expense for such year, and (c) all Consolidated Capital Expenditures of the Borrower and its Restricted Subsidiaries made during such year.

         "EXCESS CASH FLOW PUT" means the obligation and right of the Borrower under the Indenture and the Term Loan Credit Agreement, if any, to offer to repurchase notes issued under the Indenture and the Term Loan Credit Agreement.

         "EXCESS RESTRICTED PAYMENTS" means, for any period, the aggregate amount of Restricted Payments, if any, made by the Borrower and its Restricted Subsidiaries during


           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 10 of 85 Pages the period, provided, however, Excess Restricted Payments shall not include Restricted Payments that, in the aggregate from the date of this Agreement, do not exceed the Restricted Payments Threshold.

         "EXISTING HOLDERS" means the holders of the Common Stock of the Borrower on the date of this Agreement or any of their Affiliates.

         "EXISTING LETTERS OF CREDIT" means the outstanding Letters of Credit issued by the Letter of Credit Issuer under the Existing Credit Agreement.

         "EXPIRATION DATE" means the earlier of (i) in the event an Event of Default occurs, the date the Administrative Agent or the Banks demand repayment, in full, of the aggregate unpaid principal amount of all Advances then outstanding and all accrued unpaid interest, together with all other applicable fees, costs and charges, if any, not yet paid, or (ii) three (3) years after the date of this Agreement; provided, however, that the Borrower shall have the option for one (1) two-year extension, subject to the approval of ALL of the Banks (not only the Required Banks).

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (d) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and
         (e) if such rate is not so published for any day, the Federal Reserve Rate for such day shall be the average rate charged to HIBERNIA NATIONAL BANK on such day as determined by the Administrative Agent.

         "FEE SIMPLE PROPERTIES" means the real (immovable) properties owned by the Borrower or its Restricted Subsidiaries that is included in the Collateral.

         "FEE SIMPLE VALUES" means values for Fee Simple Properties established by appraisals prepared for the Fee Simple Properties, at the expense of the Borrower, in form and substance satisfactory to the Administrative Agent, in its sole discretion, including applicable regulatory requirements. The Administrative Agent and the Banks acknowledge and agree that the appraisals presently in the possession of the Administrative Agent may be used to establish Fee Simple Values for up to six (6) months after the date of this Agreement and that the Borrower will only be required to pay for new appraisals to establish Fee Simple Values only once during the three-year period after the date of this Agreement and only if an Asset Sale that includes any of the Fee Simple Properties is to occur six (6) months after the date of this Agreement.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a


           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 11 of 85 Pages significant segment of the accounting profession, and in the rules and regulations of the Commission, that are in effect on the date of this Agreement.

         "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Debt.

         "GUARANTORS" means all direct or indirect current and future domestic Restricted Subsidiaries.

         "HAZARDOUS MATERIALS" means and includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. Section 6901, et seq., and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) any "hazardous substance," "pollutant" or "contaminant," as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any petroleum product or by-product, including crude oil or any fraction thereof, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation, and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticides, Fungicides, Or Rodenticides Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

         "HEDGING OBLIGATIONS" means for any Person the net obligations in respect of termination payments owing (or which would be owed assuming a hypothetical termination as of any date of determination) under any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to fix the interest rate on any variable rate Debt otherwise permitted by this Agreement.

         "INDEBTEDNESS" means and includes any and all present and future liabilities and/or obligations of every nature and kind whatsoever that the Borrower may now and in the future owe to or incur in favor of the Banks under the Credit Facility, this Agreement and any of the other Loan Documents, whether such liabilities and/or obligations are direct or indirect, or by way of assignment, and whether related or unrelated, or whether committed or purely discretionary, and whether absolute or contingent, voluntary or involuntary, determined or undetermined, liquidated or unliquidated, due or to become due, together with interest, costs, expenses, attorneys' fees and other fees and charges, whether or not any such Indebtedness may be barred under any statute of limitations or may be otherwise unenforceable or voidable for any reason.

         "INDENTURE" means, collectively, the Indenture dated as of December 21, 2000, and the notes issued under the Indenture, also secured by the Collateral, and other documents and instruments executed by the Borrower and others in connection with issuance of notes by the Borrower under the Indenture.

         "INDENTURE EBITDA" means, with respect to any Person (the "referent Person") for any period, Indenture Net Income of such Person and its subsidiaries for such period, determined in accordance with GAAP, plus (to the extent such amounts are deducted in



           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 12 of 85 Pages calculating such Indenture Net Income of such Person for such period, and without duplication) Consolidated Interest Expense, income tax expense, amortization, depreciation and any non-cash income or charges (including, without limitation, non-cash charges, amortization of goodwill, deferred financing fees and other intangibles, and losses or gains from discontinued operations and non-cash stock based compensation expense).

         "INDENTURE NET INCOME" means, with respect to any Person for any period, the net income (loss) of such Person and its subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, excluding any gain (or loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sales, and excluding any extraordinary gain (or loss), together with any related provision for taxes on such gain (but not loss).

         "INDENTURE OBLIGATIONS" means and includes any and all principal, interest and premiums, if any, on the notes due in 2007 issued under the Indenture and all other present and future liabilities and/or obligations of every nature and kind whatsoever that the Borrower may now and in the future owe to or incur under the Indenture, whether such liabilities and/or obligations are direct or indirect, or by way of assignment, and whether related or unrelated, or whether committed or purely discretionary, and whether absolute or contingent, voluntary or involuntary, determined or undetermined, liquidated or unliquidated, due or to become due, together with interest, costs, expenses, attorneys' fees and other fees and charges, whether or not any such Indenture Obligations may be barred under any statute of limitations or may be otherwise unenforceable or voidable for any reason.

         "INDENTURE OR TERM LOAN PRINCIPAL REPAYMENT" means and includes any and all repurchases, redemptions, defeasements, retirements, acquisitions or other repayments of principal under the Indenture Obligations or the Term Loan Obligations, including premiums.

         "INTERCREDITOR AGREEMENT" means the Intercreditor and Collateral Agency Agreement executed or to be executed among the Banks, the Administrative Agent, the Collateral Agent, the trustee under the Indenture, and the agent under the Term Loan Credit Agreement, as the same may be amended, supplemented or modified from time to time.

         "INTEREST COVERAGE RATIO" means, for any period, the ratio of (a) Indenture EBITDA of the Borrower for such period less Consolidated Capital Expenditures made by the Borrower and its Restricted Subsidiaries during such period, to (b) Consolidated Interest Expense of the Borrower for such period. In calculating the Interest Coverage Ratio for any period, pro forma effect shall be given to: (i) the incurrence, assumption, Guarantee, repayment, repurchase, redemption or retirement by the Borrower or any of its Subsidiaries of any Debt subsequent to the commencement of the period for which the Interest Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation is being made, as if the same had occurred at the beginning of the applicable period; and (ii) the occurrence of any Asset Disposition during such period by reducing Indenture EBITDA for such period by an amount equal to the Indenture EBITDA (if positive) directly attributable to the assets sold and by reducing Consolidated

           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 13 of 85 Pages

         Interest Expense by an amount equal to the Consolidated Interest Expense directly attributable to any Debt assumed by third parties or repaid with the proceeds of such Asset Sale, in each case as if the same had occurred at the beginning of the applicable period. For purposes of calculating both Indenture EBITDA and Consolidated Interest Expense, acquisitions that have been made by the Borrower or any of its Restricted Subsidiaries subsequent to the commencement of such period but on or prior to the date on which the event for which the calculation is being made shall be given effect on a pro forma basis, assuming that all such acquisitions had occurred on the first day of such period. Without limiting the foregoing, the financial information of the Borrower with respect to any portion of such four fiscal quarters that falls before the date of this Agreement shall be adjusted to give pro forma effect to the incurrence of the Indenture Obligations and the Term Loan Obligations and the application of the proceeds therefrom as if they had occurred at the beginning of such four fiscal quarters.

         "INTEREST PERIOD" means, with respect to any Euro-Dollar Loan, the period commencing on the date such Euro-Dollar Loan is made and ending on the numerically corresponding day in the first, second or third calendar month thereafter, as the Borrower may select, except that (a) each Interest Period that commences on the last Euro-Dollar Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the last calendar month of the Interest Period) shall end on the last Euro-Dollar Business Day of the last calendar month of the Interest Period, (b) if any Interest Period would otherwise commence before and end after the Expiration Date, then such Interest Period shall end on the Expiration Date, and (c) each Interest Period that would otherwise end on a day that is not a Euro-Dollar Business Day shall end on the next succeeding Euro-Dollar Business Day, unless such next succeeding Euro-Dollar Business Day falls in the next succeeding calendar month, in which event the Interest Period shall end on the next preceding Euro-Dollar Business Day. Interest Periods shall commence and end only on Euro-Dollar Business Days.

         "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans, Guarantees, advances or capital contributions (excluding (a) commission, travel and similar advances to officers and employees of such Person made in the ordinary course of business and (b) bona fide accounts receivable arising from the sale of goods or services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Debt, Equity Interests or other securities, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

         "LENDING OFFICE" means, as to each Bank, its office located at its address set forth on the signature pages of this Agreement (or identified on the signature pages of this Agreement as its Lending Office) or such other office as such Bank may hereinafter designate as its Lending Office by notice to the Borrower and the Administrative Agent.

         "LETTER OF CREDIT" and "LETTERS OF CREDIT" mean individually, collectively and interchangeably, the letters of credit issued by the Letter of Credit Issuer at the request of the Borrower on behalf of the Borrower or any Restricted Subsidiary in accordance with

           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 14 of 85 Pages this Agreement, as such letters of credit may be extended, renewed, replaced or amended from time to time.

         "LETTER OF CREDIT ISSUER" means HIBERNIA NATIONAL BANK and any successor Letter of Credit Issuer appointed in accordance with the provisions of Section 3.03 of this Agreement.

         "LEVERAGE RATIO" means, for any fiscal quarter end, the ratio of (a) Consolidated Total Funded Debt Net of Cash Balances of the Borrower as of the fiscal quarter then ending, to (b) Consolidated EBITDA of the Borrower for the period of four (4) fiscal quarters then ending.

         "LIEN" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "LOAN DOCUMENTS" means and includes this Agreement, the Notes, the Security Documents, the Intercreditor Agreement and all other promissory notes, credit agreements, loan agreements, guaranties, security agreements, mortgages, collateral mortgages, deeds of trust, and other instruments, agreements, and documents, whether now or hereafter existing, executed in connection with this Agreement or the Existing Credit Agreement.

         "LONDON INTERBANK OFFERED RATE" means, as applicable to any Euro-Dollar Loan for the Interest Period of such Euro-Dollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rate appears on the display designated as Page "3750" of the Telerate Service (or such other page as may replace page 3750 of that service or such other service or services as may be nominated by the British Banker's Association for the purpose of displaying London Interbank Offered Rates for Dollar deposits) determined at or about 11:00 a.m. (New Orleans, Louisiana time) two (2) Euro-Dollar Business Days prior to the first day of such Interest Period.

         "MATERIAL ADVERSE EFFECT" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of the Borrower and its Restricted Subsidiaries, taken as a whole, (b) the rights and remedies of the Administrative Agent, the Collateral Agent or any Bank under this Agreement or any of the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of this Agreement or any of the other Loan Documents.



           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 15 of 85 Pages

         "MATERIAL SUBSIDIARY" means any Subsidiary (a) that is a "Significant Subsidiary" of the Borrower as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission or (b) is otherwise material to the business of the Borrower.

         "NET INCOME" means, with respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP, excluding any gain (or loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any non-recurring and extraordinary Asset Sales, and excluding any other non-recurring and extraordinary gain (or loss), together with any related provision for taxes on such gain (but not loss).

         "NET PROCEEDS" means the aggregate proceeds received in the form of cash or Cash Equivalents in respect of any Asset Sale or Asset Disposition (including payments in respect of deferred payment obligations when received), net of (a) the reasonable and customary direct out-of-pocket costs relating to such Asset Sale or Asset Disposition (including, without limitation, legal, accounting and investment banking fees and sales commissions), other than any such costs payable to an Affiliate of the Borrower, (b) taxes actually payable directly as a result of such Asset Sale or Asset Disposition (after taking into account any available tax credits or deductions and any tax sharing arrangements), (c) amounts required to be applied to the permanent repayment of Debt in connection with such Asset Sale or Asset Disposition, and (d) appropriate amounts provided as a reserve by the Borrower or any Restricted Subsidiary, in accordance with GAAP, or any amount while placed in escrow, against any liabilities associated with such Asset Sale or Asset Disposition and retained by the Borrower or such Restricted Subsidiary, as the case may be, after such Asset Sale or Asset Disposition, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations arising from such Asset Sale or Asset Disposition.

         "NOTE" and "NOTES" mean individually, collectively and interchangeably, the promissory notes or notes evidencing the obligation of the Borrower to repay Advances made by the Banks under the Credit Facility, as well as any substitute, replacement or refinancing note or notes therefor. One Note shall be made payable to each Bank for the maximum amount of Advances that each Bank has committed under the Credit Facility. The initial notes shall be made by Borrower as followings:



                  BANK/PAYEE                                                AMOUNT
                  ----------                                          ------------------

                  HIBERNIA NATIONAL BANK                              $    20,000,000.00
                  BRANCH BANKING AND TRUST COMPANY                    $     5,000,000.00

         Each Note shall provide for interest at the rate established by the Credit Facility, shall provide for payment, in full, of all principal interest and other charges by no later than the Expiration Date, and shall contain such other provisions as customarily incorporated in commercial loan notes; provided, that such provisions shall not conflict or otherwise be inconsistent with the terms of this Agreement. Although the word "Note" includes


           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 16 of 85 Pages refinancings, the Banks are under no obligation to renew the Notes or extend the maturity date of the Notes or any substitute, replacement or refinancing note or notes therefor.

         "OFFICER'S CERTIFICATE" means a certificate signed on behalf of the Borrower by an officer of the Borrower, who must be the President, Chief Financial Officer, Treasurer, Controller, an Executive or Senior Vice President of the Borrower, or other officer of the Borrower acceptable to the Administrative Agent.

         "PARTICIPANT" has the meaning set forth in Section 14.04(b) of this Agreement.

         "PERMITTED AFFILIATE TRANSACTIONS" means (a) employment agreements, stock options or other incentive plans existing on the date of this Agreement or thereafter entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business with the approval of a majority of the disinterested members of the Borrower's Board of Directors; (b) transactions between or among the Borrower and/or its Wholly Owned Subsidiaries; or (c) reasonable and customary fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Borrower or any Restricted Subsidiary as determined in good faith by a majority of the disinterested directors of the Borrower's Board of Directors.

         "PERMITTED INVESTMENTS" means (a) Investments in the Borrower, any Guarantor or any Wholly Owned Subsidiary (including without limitation, Guarantees of Debt of any such Person), (b) Investments in Cash Equivalents, (c) Investments in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Subsidiary, or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Borrower or a Restricted Subsidiary; provided that such merger, consolidation or amalgamation is permitted under Section 7.35 ("Limitations on Mergers") of this Agreement, (d) Hedging Obligations, (e) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers, (f) Investments as a result of consideration received in connection with an Asset Sale made in compliance with Section 7.37 ("Limitation on Asset Sales") of this Agreement or a disposition of assets that does not constitute an Asset Sale, (g) accounts receivable owing to the Borrower or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (h) payroll, travel and similar advances in the ordinary course of business, (i) loans or advances to employees made in the ordinary course of business; and (j) Guarantees permitted to be made pursuant to Section 7.27 ("Limitation on Incurrence of Debt") of this Agreement.

         "PERMITTED LIENS" means (a) Liens in favor of the Borrower and/or its Restricted Subsidiaries other than with respect to intercompany Debt,
         (b) Liens on property of a Person existing at the time such Person is acquired by, merged into or consolidated with the Borrower or any Restricted Subsidiary, provided, that such Liens were not created in contemplation of such acquisition and do not extend to assets other than those subject to such Liens immediately prior to such acquisition,
         (c) Liens on property existing at the time of acquisition thereof by the Borrower or any Restricted Subsidiary, provided, that such



           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 17 of 85 Pages

         Liens were not created in contemplation of such acquisition and do not extend to assets other than those subject to such Liens immediately prior to such acquisition, (d) Liens in respect of Hedging Obligations incurred in the ordinary course of business, provided that the aggregate amount of Hedging Obligations which may be secured shall not exceed $1,000,000.00, (e) Liens incurred in the ordinary course of business to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations (exclusive of obligations constituting Debt) of a like nature including, without limitation, cash retainages, (f) Liens existing or created on the date of this Agreement, (g) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested or remedied in good faith by appropriate proceedings promptly instituted and diligently concluded, provided, that any reserve or other appropriate provision as may be required in conformity with GAAP has been made therefor, (h) Liens arising by reason of any judgment, decree or order of any court with respect to which the Borrower or any of its Restricted Subsidiaries is then in good faith prosecuting an appeal or other proceedings for review, the existence of which judgment, order or decree is not an Event of Default under this Agreement, (i) encumbrances consisting of zoning restrictions, survey exceptions, utility easements, licenses, rights of way, easements of ingress or egress over property of the Borrower or any of its Restricted Subsidiaries, rights or restrictions of record on the use of real property, minor defects in title, landlord's and lessor's liens under leases on property located on the premises rented, mechanics' liens, warehouseman's liens, supplier's liens, repairman's liens, vendors' liens, contractor's liens and similar encumbrances, rights or restrictions on Personal or real property, in each case not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries, (j) Liens incidental to the conduct of business or the ownership of properties incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, bids, and government contracts and leases and subleases, (k) Purchase Money Liens or an operating lease permitted to be incurred under this Agreement; provided that such Liens do not extend to any other property or asset of the Borrower or a Restricted Subsidiary, (l) any extension, renewal, or replacement (or successive extensions, renewals or replacements), in whole or in part, of Liens described in clauses (a) through (k) above and (m) Liens in addition to the foregoing, which in the aggregate, are secured by assets with a fair market value not in excess of $100,000 at any time.

         "PERMITTED SALE/LEASEBACK PERIOD" means the twelve (12) consecutive month period beginning on the date of the first Permitted Sale/Leaseback Transaction and ends on the same day of the twelfth calendar month thereafter.

         "PERMITTED SALE/LEASEBACK TRANSACTION" means an Asset Sale that (a) occurs as a single sale, transfer or disposition, or as part of a series of related sales, leases, transfers or dispositions, (b) occurs within the Permitted Sale/Leaseback Period, (c) includes assets that are leased back to the Borrower under an operating lease agreement, and
         (d) includes Fee Simple Properties with Fee Simple Values of no more than $30,000,000.00, in the aggregate. The Borrower acknowledges and agrees that only one Permitted Sale/Leaseback Transaction is allowed during the term of this Agreement.

           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 18 of 85 Pages

         "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

         "PRIME RATE" means the interest rate established by the Board of Directors of Citibank, N.A., New York, New York (or any successor to Citibank, N.A.), as its "prime" or "base" lending rate, whether or not such rate is published. The Prime Rate shall be adjusted automatically on and as of the effective date of any change in the Prime Rate. The Prime Rate is but one of several interest rate bases used by the Banks and Citibank, N.A., and the Banks and Citibank, N.A., lend at rates above and below the Prime Rate. If the "prime" or "base" lending rate of Citibank, N.A. (or any successor to Citibank, N.A.) becomes unavailable during the term of this Agreement, the Administrative Agent, with the consent of the Required Banks, may designate a substitute interest rate index after notice to the Borrower.

         "PRO RATA SHARE" means, with respect to any amount and any Bank, at any time, the product of such amount and a fraction, the numerator of which is the Commitment of that Bank and denominator of which is the aggregate of all Commitments.

         "PURCHASE MONEY CAPEX" means, with respect to any Person (the "referent Person") for any period, the sum of all Consolidated Capital Expenditures for such period by such Person and its subsidiaries financed with Purchase Money Obligations.

         "PURCHASE MONEY LIENS" means Liens to secure or securing Purchase Money Obligations permitted to be incurred under this Agreement provided that such Liens extend only to the properties or assets the purchase, lease or improvement of which was financed with the Purchase Money Obligations secured thereby (other than associated accounts, contracts and insurance proceeds).

         "PURCHASE MONEY OBLIGATIONS" means Debt (including Capital Lease Obligations) incurred to finance the purchase, lease or improvements of property (real or personal), equipment or other assets.

         "QUALIFIED CAPITAL STOCK" means, with respect to any Person, Capital Stock of such Person other than Disqualified Stock.

         "QUALIFIED EQUITY OFFERING" means (a) an underwritten primary public offering of Qualified Capital Stock of the Borrower pursuant to an effective registration statement under the Securities Act or (b) a private offering of Qualified Capital Stock other than issuances of common stock pursuant to employee benefit plans or as compensation to employees.

         "REQUIRED BANKS" means all of the Designated Banks (exclusive of any Designated Bank that no longer holds any interest in any Note issued under this Agreement); provided, however, that upon assignment by any Designated Bank of all or any part of its interest in the Notes to a Bank that is not a Designated Bank, then the term "Required Banks" shall mean, collectively, (a) the Banks (including the Designated Banks) holding two thirds



           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 19 of 85 Pages

         (2/3RDS) of the aggregate outstanding principal amount of the Notes, and (b) the Designated Banks.

         "RESTRICTED INVESTMENT" means any Investment other than a Permitted Investment.

         "RESTRICTED PAYMENTS" means and includes, for any Person, (a) the declaration or payment of any dividend and any other distribution on account of any Equity Interests of the Borrower or any of its Restricted Subsidiaries (other than (i) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Borrower or (ii) dividends or distributions payable to the Borrower or any Restricted Subsidiary), (b) the purchase, redemption or other acquisition or retirement, for value, of any Equity Interest of the Borrower, any Subsidiary or any other Affiliate of the Borrower (other than any such Equity Interest owned by the Borrower or any Wholly Owned Subsidiary), (c) any principal payment on, or purchase, redemption, defeasement or other acquisition or retirement, for value, of any Debt of the Borrower or any Guarantor that is subordinated in right of payment to the Indebtedness or Guarantor's Guarantee thereof, as the case may be (other than the Indenture Obligations and the Term Loan Obligations), or (d) any Restricted Investment.

         "RESTRICTED PAYMENTS THRESHOLD" means the sum of (a) the Cash Balances of the Borrower as of the later of (i) the date of this Agreement, or
         (ii) the date of receipt of the proceeds of the notes issued pursuant to the Indenture and the notes issued pursuant to the Term Loan Credit Agreement (provided, however, that balances used under the Existing Credit Facility included in the proceeds of the notes issued pursuant to the Indenture and the notes issued pursuant to the Term Loan Credit Agreement shall not be included in Cash Balances), and (b) the aggregate of Excess Cash Flow of Borrower for each fiscal year ending after the date of this Agreement minus the aggregate of Indenture or Term Loan Principal Repayments made under the Excess Cash Flow Put (both voluntary and involuntary).

         "RESTRICTED SUBSIDIARY" means a Subsidiary other than an Unrestricted Subsidiary.

         "SECURITY DOCUMENTS" means, collectively, the documents required by the Banks, the Administrative Agent or the Collateral Agent to obtain security interests in the Collateral or otherwise guarantee or secure the Indebtedness, the Indenture Obligations and the Term Loan Obligations, as described in Article IV of this Agreement.

         "SUBSIDIARY" means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof and (b) any partnership in which such Person or any of its subsidiaries is a general partner. As used in this Agreement, any reference to "SUBSIDIARY" means any Subsidiary of the Borrower.

         "TERM LOAN CREDIT AGREEMENT" means, collectively, the Term Loan Credit Agreement dated as of December 21, 2000, and the notes issued under the Term Loan Credit


           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 20 of 85 Pages

         Agreement, also secured by the Collateral, and other documents and instruments executed by the Borrower and others in connection with the Term Loan Credit Agreement.

         "TERM LOAN OBLIGATIONS" means and includes any and all principal, interest and premiums, if any, on the promissory notes due in 2007 issued under the Term Loan Credit Agreement and all other present and future liabilities and/or obligations of every nature and kind whatsoever that the Borrower may now and in the future owe to or incur under the Term Loan Credit Agreement, whether such liabilities and/or obligations are direct or indirect, or by way of assignment, and whether related or unrelated, or whether committed or purely discretionary, and whether absolute or contingent, voluntary or involuntary, determined or undetermined, liquidated or unliquidated, due or to become due, together with interest, costs, expenses, attorneys' fees and other fees and charges, whether or not any such Term Loan Obligations may be barred under any statute of limitations or may be otherwise unenforceable or voidable for any reason.

         "TRANSFER" means any direct or indirect sale, assignment, transfer, lease, conveyance, or other disposition (or series of related sales, leases, transfers or dispositions) (including, without limitation, by way of merger or consolidation).

         "TRANSFEREE" has the meaning set forth in Section 14.04(d) of this Agreement.

         "UNRESTRICTED SUBSIDIARY" means any Subsidiary that has been designated by the Borrower (by written notice to the Administrative Agent as provided below) as an Unrestricted Subsidiary; provided, that a Subsidiary may not be designated as an "Unrestricted Subsidiary" unless
         (a) such Subsidiary does not own any Capital Stock of, or own or hold any Lien on any property of, the Borrower or any Restricted Subsidiary (other than such Subsidiary), (b) neither immediately prior thereto nor after giving pro forma effect to such designation, would there exist a Default or Event of Default, (c) immediately after giving effect to such designation on a pro forma basis, the Borrower could incur at least $1.00 of Debt pursuant to Section 7.27 of this Agreement ("Limitation on Incurrence of Debt") and (d) the creditors of such Subsidiary have no direct or indirect recourse (including, without limitation, recourse with respect to the payment of principal or interest on Debt of such Subsidiary) to the assets of the Borrower or of a Restricted Subsidiary (other than such Subsidiary). The Board of Directors of the Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (i) no Default or Event of Default is existing or will occur as a consequence thereof and (ii) immediately after giving effect to such designation, on a pro forma basis, the Borrower could incur at least $1.00 of Debt pursuant to Section 7.27 of this Agreement ("Limitation on Incurrence of Debt"). Each such designation shall be evidenced by filing with the Administrative Agent a certified copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions. The Borrower shall be deemed to make an Investment in each Subsidiary designated as an "Unrestricted Subsidiary" immediately following such designation in an amount equal to the Investment in such Subsidiary and its subsidiaries immediately prior to such designation; provided, that if such Subsidiary is subsequently redesignated as a Restricted Subsidiary, the amount of such Investment shall be deemed to be reduced (but


           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 21 of 85 Pages not below zero) by the fair market value of the net consolidated assets of such Subsidiary on the date of such redesignation.

         "U.S. GOVERNMENT OBLIGATIONS" means direct obligations of the United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged.

         "VOTING STOCK" means, with respect to any Person, (a) one or more classes of the Capital Stock of such Person having general voting power to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency), and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) above.

         "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Debt at any date, the number of years (rounded to the nearest one-twelfth) obtained by dividing (a) the then outstanding principal amount of such Debt into (b) the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

         "WHOLLY OWNED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person to the extent (a) all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned directly or indirectly by such Person or (b) such Restricted Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizen of such foreign jurisdiction in order for such Restricted Subsidiary to transact business in such foreign jurisdiction, provided that such Person, directly or indirectly, owns the remaining Capital Stock or ownership interests in such Restricted Subsidiary and, by contract or otherwise, controls the management and business of such Restricted Subsidiary and derives the economic benefits of ownership of such Subsidiary to substantially the same extent as if such Subsidiary were a wholly owned Restricted Subsidiary.

         "WITHDRAWING BANK" means and includes each financial institution that is a party, as a Bank, to the Existing Credit Agreement, but is not a Bank under this Agreement.

Section 1.03 Accounting Terms. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a consistent basis.

Section 1.04 Miscellaneous. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Louisiana Commercial Laws - Secured Transactions



           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 22 of 85 Pages

(La.-R.S. 10:9-101, et seq.). All references to dollar amounts in this Agreement and the other Loan Documents shall mean amounts in lawful money of the United States of America.

                                   ARTICLE II
                              INTEREST RATE OPTIONS

Unless a Default or Event of Default occurs and is continuing, the Borrower shall have the right to elect, in writing, treatment of portions of the outstanding Advances as Euro-Dollar Loans in accordance with the provision of this Agreement. Elections made or deemed made by the Borrower shall establish the rates at which interest will accrue on the outstanding Advances in accordance with the provision of this Article.

Section 2.01 Base Rate Loans. Each Advance shall initially be established as a Base Rate Loan Advance, subject to the right of the Borrower to make timely elections to treat all or part of any Advance as a Euro-Dollar Loan in compliance with the requirements of this Agreement. The unpaid principal balances of Base Rate Loans shall bear interest at the Prime Rate, plus the Applicable Margin, adjusted daily.

Section 2.02 Euro-Dollar Loans. The portions of outstanding Advances designated by the Borrower as Euro-Dollar Loans shall bear interest at Euro-Dollar Rates. The Borrower may select from Interest Periods of one (1), two (2), or three (3) months for Euro-Dollar Loans. The applicable Euro-Dollar Rate for each available Interest Period may vary depending on the Adjusted London Interbank Offered Rate for each Interest Period. Euro-Dollar Loans shall be available only in amounts of at least $500,000.00, each, and in increments of $50,000.00 above that amount. The Borrower may have no more than five (5) Euro-Dollar Loans outstanding at any time. No later than three (3) Domestic Business Days after the Borrower notifies the Administrative Agent, in writing, of the amount and Interest Period for a Euro-Dollar Loan selected by the Borrower, the Interest Period will begin and the applicable Euro-Dollar Rate will be fixed for the duration of the Interest Period selected. In the event any Euro-Dollar Loan is prepaid prior to expiration of its Interest Period without the prior consent of the Banks, the Borrower agrees to indemnify the Banks for all losses, if any, suffered or incurred by the Banks resulting from such prepayment. Also, in the event any Euro-Dollar Loan is requested but not funded for any reason, the Borrower agrees to indemnify the Banks for all losses, if any, suffered or incurred by the Banks resulting from the Euro-Dollar Loan request.

Section 2.03 Euro-Dollar Loan Elections. Each election by the Borrower to have any portion of the outstanding Advances established as a Euro-Dollar Loan (including renewals of existing Euro-Dollar Loans as of the end of applicable Interest Periods) must be made by the Borrower, in writing, to the Administrative Agent, executed by an officer of the Borrower or other person authorized by the Borrower to request Advances under the Credit Facility, in substantially the form of Exhibit A to this Agreement, identifying the amount of the Euro-Dollar Loan and the applicable Interest Period selected. Euro-Dollar Loan elections may be presented to the Administrative Agent in the form of facsimile transmissions of duly executed written requests. Euro-Dollar Loan elections must be received by the Administrative Agent no later than 11:00 a.m. (New Orleans, Louisiana time) at least three (3) Euro-Dollar Business Days in advance of the commencement date of the Interest Period selected. Euro-Dollar Loan elections received after 10:30 a.m. (New Orleans, Louisiana time) will be deemed received by the Administrative Agent at



           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 23 of 85 Pages

10:00 a.m. of the next Euro-Dollar Business Day. In the event an Interest Period for a Euro-Dollar Loan expires without payment by the Borrower of the amount of the Euro-Dollar Loan upon expiration of the Interest Period or without the Borrower making a proper, timely Euro-Dollar Loan election, then the outstanding balance of the Euro-Dollar Loan shall be treated as a Base Rate Loan until such time as the outstanding balance is paid or the commencement of a new Euro-Dollar Loan Interest Period established pursuant to a proper and timely Euro-Dollar Loan election by the Borrower. The Administrative Agent will promptly notify each Bank of the Administrative Agent's receipt of an Euro-Dollar Loan election from the Borrower. ONCE PRESENTED TO THE ADMINISTRATIVE AGENT, AN EURO-DOLLAR LOAN ELECTION MADE BY THE BORROWER CANNOT BE RESCINDED OR REVOKED.

Section 2.04 Applicable Margins. The percentage points added to the Prime Rate to determine the Base Rate and added to the Adjusted London Interbank Offered Rate determine applicable Euro-Dollar Rates shall be established based on the Leverage Ratio of the Borrower and determined as follows:

         (a) BASE RATE LOANS. The Applicable Margin for Base Rate Loans shall be
         (i) 0.750 percentage points if the Leverage Ratio of the Borrower is greater than or equal to 3.50 to 1.00, (ii) 0.500 percentage points if the Leverage Ratio of the Borrower is greater than or equal to 2.50 to 1.00, but less than 3.50 to 1.00, and (iii) 0.000 percentage points if the Leverage Ratio of the Borrower is less than 2.50 to 1.00.

         (b) EURO-DOLLAR LOANS. The Applicable Margin for Euro-Dollar Loans shall be (i) 4.000 percentage points if the Leverage Ratio of the Borrower is greater than or equal to 3.50 to 1.00, (ii) 3.500 percentage points if the Leverage Ratio of the Borrower is greater than or equal to 3.00 to 1.00, but less than 3.50 to 1.00, (iii) 3.000 percentage points if the Leverage Ratio of the Borrower is greater than or equal to 2.50 to 1.00, but less than 3.00 to 1.00, (iv) 2.500 percentage points if the Leverage Ratio of the Borrower is greater than or equal to 2.00 to 1.00, but less than 2.50 to 1.00, and (v) 2.000 percentage points if the Leverage Ratio of the Borrower is less than
         2.00 to 1.00.

Section 2.05 Initial Applicable Margin. The initial Applicable Margin for Base Rate Loans shall be 0.500 percentage points and the initial Applicable Margin for Euro Dollar Loans shall be 3.000 percentage points.

Section 2.06 Determinations of Applicable Margin. Applicable Margins and Leverage Ratio determinations shall be made as of the end of each fiscal quarter beginning with the fiscal quarter ending DECEMBER 31, 2000. Each Applicable Margin and Leverage Ratio determination will be made as of the end of each fiscal quarter using the quarterly financial statements for the quarter then ending and the three (3) prior fiscal quarters (i.e., on a rolling 4-quarter basis); provided, however, that the Applicable Margin determination made as of the end of each fiscal year will be made using the annual audited financial statements of the Borrower and its Restricted Subsidiaries.

Section 2.07 Effect Dates of Applicable Margin Determinations. Each Applicable Margin determination shall remain in effect until the next Applicable Margin determinations are made and become effective. After the initial determination of Applicable



           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 24 of 85 Pages

Margins, subsequent Applicable Margin determinations shall become effective on the first Domestic Business Day that is fifty (50) calendar days after the last day of the fiscal quarter used to make the Applicable Margin determinations; provided, however, that Applicable Margin determinations made as of the end of each fiscal year shall be effective on the first Domestic Business Day that is one hundred (100) calendar days after the last day of that fiscal year. Each Applicable Margin determinations shall remain effective until the next Applicable Margin determination is effective; provided, however, that changes in Applicable Margin shall not affect any Euro-Dollar Loan until the end of the applicable Interest Period. In the event the Borrower fails to timely furnish the Administrative Agent with the financial statements required in Section 7.05 or Section 7.06 of this Agreement, then for the period beginning on the date a new Applicable Margin determination is scheduled to take effect ending on the date on which the Borrower shall deliver to the Banks the required financial statements, the Applicable Margin shall be determined as if the Leverage Ratio was more than 3.50 to 1.00 at all times during such period. The foregoing notwithstanding, no Applicable Margin shall be decreased if a Default exists on the scheduled effective date of any Applicable Margin determination.

                                   ARTICLE III
                               THE CREDIT FACILITY

Section 3.01 Commitment. Subject to and upon the terms and conditions contained in this Agreement, and relying on the representations and warranties of the Borrower contained in this Agreement, the Banks agree to make Advances from time to time from the date of this Agreement until the Expiration Date, provided that the aggregate principal amount of such Advances outstanding, PLUS the undrawn amount of outstanding Letters of Credit issued by the Letter of Credit Issuer, at any time, does not exceed the aggregate of all Commitments (initially, $25,000,000.00).

Section 3.02 Advance Requests. For each Advance requested by the Borrower, the Borrower shall provide the Administrative Agent with a written request in a form acceptable to the Administrative Agent prior to 11:00 a.m. (New Orleans, Louisiana time). Requested Advances shall be available only in amounts of at least $500,000.00, each, and in increments of $50,000.00 above that amount. Each requested Advance shall be conclusively deemed to have been made at the request of and for the benefit of the Borrower (a) when credited to any deposit account of the Borrower maintained with the Administrative Agent or any Bank, or (b) when advanced in accordance with the instructions in the written request for the Advance. All or part of a requested Advance may be initially made as a Euro-Dollar Loan, provided that the Borrower furnishes the Administrative Agent with the requisite advance written notice of a Euro-Dollar Loan election for the requested Advance.

Section 3.03 Letters of Credit Issuer. The Borrower and the Banks hereby irrevocably designate and appoint HIBERNIA NATIONAL BANK as the Letter of Credit Issuer under this Agreement. The Borrower, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) may in the exercise of its business judgment, remove the Letter of Credit Issuer and appoint a successor Letter of Credit Issuer; provided that (a) any successor Letter of Credit Issuer shall be a Bank under this Agreement, and (b) prior to the removal of such Letter of Credit Issuer, the Borrower and the then current Letter of Credit Issuer, the successor Letter of Credit Issuer and all of the other Banks shall make arrangements (including, without limitation,



           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 25 of 85 Pages amendments and modifications to this Agreement) satisfactory to the then current Letter of Credit Issuer, the successor Letter of Credit Issuer and all of the other Banks with respect to the issuance of any outstanding Letters of Credit.

Section 3.04 Letters of Credit. At the request of the Borrower, the Letter of Credit Issuer shall issue Letters of Credit on behalf of the Borrower or any Restricted Subsidiary in amounts and to beneficiaries as designated by the Borrower. However, the Letter of Credit Issuer will not have any obligation to issue any Letter of Credit if the amount of the Letter of Credit requested plus the aggregate amount of Advances outstanding and the aggregate undrawn amount of outstanding Letters of Credit would exceed the aggregate of all Commitments (initially, $25,000,000.00). Letters of Credit shall be issued on such terms and conditions as are established in a written agreement between the Borrower and the Letter of Credit Issuer. Amounts funded by the Letter of Credit Issuer under Letters of Credit shall be Advances under the Credit Facility. The Letter of Credit Issuer shall furnish (c) to the Administrative Agent and each Bank on the first Domestic business Day of each month a written report summarizing the issuance and expiration dates of Letters of Credit issued during the preceding month, and (d) to the Administrative Agent and each Bank, after each fiscal quarter-end of the Borrower, a written report setting forth the aggregate undrawn amounts of Letters of Credit as of the fiscal quarter-end.

Section 3.05 Advances for Interest and Fees. The Borrower hereby authorizes the Administrative Agent to make Advances under the Credit Facility in amounts necessary to pay any facility fee or facility charge provided for, and due and owing, under this Agreement and in order to pay any accrued interest due under any Note. Any such Advance may, at the option of the Banks, be funded directly to the Banks or deposited into a deposit account of the Borrower maintained with the Administrative Agent, which account may then be debited by the Administrative Agent for the amount of such an Advance. THE ADMINISTRATIVE AGENT SHALL BE UNDER NO OBLIGATION TO MAKE ANY SUCH ADVANCE.

Section 3.06 Interest. Until the Expiration Date, the unpaid principal balances of the Notes shall bear interest at the rates and for the terms determined by elections of the Borrower allowed in Article II of this Agreement. Interest for each Note shall be payable monthly to the Administrative Agent, in arrears, except that interest on Euro-Dollar Loans shall be due at the end the applicable Interest Period. The first monthly interest payment shall be due and payable on JANUARY 1, 2001, and all subsequent monthly interest payments are due on the first day of each successive calendar month. Interest shall accrue based upon the actual days elapsed during the period for which interest is due divided by an assumed 360 day year. All unpaid and accrued interest not due and payable earlier under the Notes shall be due and payable on the Expiration Date.

Section 3.07 Mandatory Principal Repayments. On the Expiration Date, the Borrower shall pay to the Administrative Agent, in full, the aggregate unpaid principal amount of all Advances then outstanding and all accrued unpaid interest, together with all other applicable fees, costs and charges, if any, not yet paid.

Section 3.08 Facility Charges. The Borrower recognizes that the Administrative Agent, the Collateral Agent and the Banks have incurred and will continue to incur certain costs and expenses in connection with establishing, maintaining, servicing, and administering the Credit Facility. To ensure that the Administrative Agent, the Collateral Agent and the Banks are able to




           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 26 of 85 Pages recover such costs and expenses, the Borrower agrees, any other provision of this Agreement, the Notes or the other Loan Documents notwithstanding, to pay the following facility charges in addition to interest and other fees and charges provided for in this Agreement and the other Loan Documents, if any.

         (a) COMMITMENT FEE. The Borrower agrees to pay a commitment fee of $312,500.00 (1.25% of the initial aggregate of all Commitments - $25,000,000.00), due and payable to the Administrative Agent, in full, upon execution of this Agreement. The Administrative Agent shall remit to each Bank its Pro Rata Share of the commitment fee after it is collected.

         (b) ADMINISTRATIVE AGENT FEE. The Borrower agrees to pay an Administrative Agent fee as provided in the fee agreement letter between Borrower and the Administrative Agent dated August 24, 2000.

         (c) COLLATERAL AGENT FEE. The Borrower agrees to pay a Collateral Agent fee as provided in the fee agreement letter between Borrower and the Collateral Agent dated December 21, 2000.

         (d) LETTER OF CREDIT FEES. The Borrower agrees to pay a Letter of Credit fee on the aggregate average daily undrawn amounts of outstanding Letters of Credit from the date of this Agreement through the Expiration Date, at a per annum percentage rate equal to the Applicable Margin percentage points for Euro-Dollar Loans (determined in accordance with Section 2.04(b) of this Agreement), payable to the Administrative Agent for each three (3) calendar month period (each calendar quarter), in arrears, fifteen (15) calendar days after last day of each calendar quarter. Letter of Credit fees shall be calculated based upon the actual days elapsed during the period for which fees are due divided by an assumed 360-day year. The Administrative Agent shall remit to each Bank its Pro Rata Share of Letter of Credit fees after they are collected.

         (e) UNUSED FEE. The Borrower agrees to pay an unused fee on the daily average unused portion of the Credit Facility (the "unused portion" being the amount by which the aggregate of all Commitments (initially, $25,000,000.00) exceeds the aggregate of outstanding Advances under the Notes plus the aggregate of undrawn amounts of outstanding Letters of Credit) from the date of this Agreement through the Expiration Date, at the rate of 0.500% per annum, payable to the Administrative Agent for each calendar quarter, in arrears, fifteen (15) calendar days after last day of each calendar quarter. Unused fees shall be calculated based upon the actual days elapsed during the period for which fees are due divided by an assumed 360-day year. The Administrative Agent shall remit to each Bank its Pro Rata Share of unused fees after they are collected.

         (f) USAGE FEE. For each calendar quarter in which the unpaid Advances under the Credit Facility exceed $3,000,000.00 on each day during a consecutive 30-day period, the Borrower agrees to pay an usage fee on the daily average of unpaid Advances during the entire calendar quarter, at the rate of 0.500% per annum, payable to the Administrative Agent, fifteen (15) calendar days after last day of each such calendar quarter. Usage fees shall be calculated based upon the actual days elapsed during the period for which fees are


           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 27 of 85 Pages due divided by an assumed 360-day year. The Administrative Agent shall remit to each Bank its Pro Rata Share of usage fees after they are collected.

         (g) SALE/LEASEBACK FEE. In the event the Borrower completes the first Asset Sale included as part of the Permitted Sale/Leaseback Transaction, the Borrower agrees to pay a one-time sale/leaseback fee equal to 0.500% of the aggregate of all Commitments after giving effect to completion of such first Asset Sale; however, in the event the aggregate of all Commitments at the end of the Permitted Sale/Leaseback Period, is less than the aggregate of all Commitments after giving effect to completion of the first Asset Sale included in Permitted Sale/Leaseback Transaction, the Borrower shall be entitled to a refund of the sale/leaseback fee collected on the difference at the end of the Permitted Sale/Leaseback Period. The Administrative Agent shall remit to each Bank its Pro Rata Share of any sale/leaseback fee after it is collected, and each Bank shall remit to the Administrative Agent its Pro Rata Share of any sale/leaseback fee rebate when due.

Section 3.09 General Payment Provisions. The following provisions apply to all payments of principal, interest, fees and other charges provided for under this Agreement and the other Loan Documents.

         (a) All payments shall be made not later than 11:00 a.m. (New Orleans, Louisiana time) on the date when due, in funds immediately available in New Orleans, Louisiana, to the Administrative Agent at its address for notices under this Agreement (Section 14.13).

         (b) Whenever any payment of principal, interest, or fees shall be due on a day that is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, any Euro-Dollar Loan shall be due on a day that is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         (c) Subject to the provisions of paragraphs (d) and (e) below, all payments of principal, interest and fees and all other amounts to be made by the Borrower pursuant to this Agreement or any Loan Document shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of each Bank, taxes imposed on or measures by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "TAXES"). In the event that the Borrower is required by applicable law to make any such withholding or deduction of Taxes with respect to any principal, interest and fee or other amount, the Borrower shall pay such deduction or withholding to the applicable taxing


           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 28 of 85 Pages authority, shall promptly furnish to each Bank in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to such Bank additional amounts as may be necessary in order that the amount received by such Bank after the required withholding or other payment shall equal the amount such Bank would have received had no such withholding or other payment been made; provided, however, that no Participant, Assignee or Transferee of any Bank shall be entitled to receive any greater payment under this provision than such transferor Bank would have been entitled to receive with respect to the rights assigned unless such assignment shall have been made and assigned at a time when the circumstances giving rise to such greater payment did not exist. If the Borrower fails to provide such original or certified copy of a receipt evidencing payment of Taxes, the Borrower hereby agrees to compensate such Bank for, and indemnify them with respect to, the tax consequences of the Borrower's failure to provide evidence of tax payments. In the event any Bank receives a refund of any Taxes paid by the Borrower pursuant to this provision, it will pay to the Borrower the amount of such refund promptly upon receipt thereof; provided, however, if at any time thereafter it is required to return such refund, the Borrower shall promptly repay to it the amount of such refund.

         (d) At the time it becomes a party to this Agreement or an Assignee, each Bank (or Assignee) that is organized under the laws of a jurisdiction outside the United States shall be exempt from or otherwise not subject to United States Federal withholding tax and shall deliver to the Administrative Agent and the Borrower the forms prescribed by the Internal Revenue Service of the United States certifying as to such Bank's (or Assignee's) status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Bank (or Assignee) under this Agreement and the other Loan Documents.

         (e) Anything to the contrary contained in this Section notwithstanding, the Borrower shall not be required to pay any additional amounts to any Bank (or Assignee) in respect of United States Federal withholding tax pursuant to paragraph (c) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank (or Assignee) to comply with the provisions of paragraph (d) above.

         (f) Any Bank (or Assignee) claiming any additional amounts payable pursuant to this Section shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Bank (or Assignee), be otherwise disadvantageous to such Bank (or Assignee).

         (g) Without prejudice to the survival of any other agreement of the Borrower hereunder the agreements and obligations of the Borrower contained in this Section shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions (i) shall be subject to the terms and conditions of Section 14.04(e), and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.



           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 29 of 85 Pages

Section 3.10 Optional Reduction of Commitments. The Borrower may, upon at least 3 Domestic Business Days' notice to the Administrative Agent, proportionately reduce from time to time by an aggregate amount of at least $1,000,000.00 or any larger multiple of $1,000,000.00, the Commitments; provided, however, no such reduction shall be in an amount greater than the sum of the outstanding Advances under the Credit Facility and the undrawn balances of outstanding Letters of Credit.

Section 3.11 Loan Account. The Administrative Agent shall maintain on its books a record of account in which the Administrative Agent shall make entries for each Advance and such other debits and credits as shall be appropriate in connection with the Credit Facility and the Notes. The Administrative Agent shall provide the Borrower with periodic statements of the record of account of the Borrower, which statements shall be considered to be correct and conclusively binding on the Borrower, absent manifest error, unless the Borrower notifies the Administrative Agent to the contrary within thirty (30) days after receipt by the Borrower of any such statement which the Borrower deems to be incorrect.

                                   ARTICLE IV
                                   COLLATERAL

Section 4.01 Collateral Security. Repayment of each Advance and performance of all other obligations and duties owed by the Borrower to the Banks under this Agreement, is secured by all property and rights of the Borrower in which the Borrower and others have granted, or in the future grant, a security interest of any nature to the Collateral Agent as security for the Indebtedness, the Indenture Obligations and the Term Loan Obligations. The security interests granted shall be continuing liens and shall include the rents, proceeds and products of the Collateral, including without limitation the proceeds of any insurance. The Borrower agrees not to transfer or further encumber any of the Collateral, and agrees not to allow any other person or entity granting security interests in the Collateral to transfer or encumber any of the Collateral, except for Permitted Liens and as otherwise may be permitted under this Agreement or with the written consent of the Administrative Agent.

Section 4.02 Existing Collateral. The Borrower hereby acknowledges and agrees that all security interests granted by the Borrower and others to secure the indebtedness under the Existing Credit Agreement secures the Indebtedness under this Agreement, the Indenture Obligations and the Term Loan Obligations.

Section 4.03 Assignment by Withdrawing Banks. Effective as of the date the Withdrawing Banks receive payment, in full, of all amounts owed to the Withdrawing Banks under the Existing Credit Agreement, each Withdrawing Bank assigns to the Collateral Agent (as agent for the Banks, the Administrative Agent, the trustee and the holders of notes under the Indenture, and the agent and the holders of notes issued pursuant to the Term Loan Credit Agreement) all of its interest in the Security Documents and the Collateral. This assignment is made by each of the Withdrawing Banks without recourse and (a) without any representation, warranty or assumption of responsibility with respect to any statements, warranties or representations made in or in connection with the Existing Credit Agreement, this Agreement, any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Existing Credit Agreement, this Agreement, any other


           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 30 of 85 Pages

Loan Document or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it under this Agreement and that such interest is free and clear of any adverse claim created by it or effective solely against its assigned interest (exclusive of any adverse claim that is effective against the other Withdrawing Banks and the Banks, as a whole), and (b) without any representation, warranty or assumption of responsibility with respect to the financial condition of the Borrower or any Guarantor or the performance or observance by the Borrower or any Guarantor of any of its obligations under the Existing Credit Agreement, this Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto. Each Withdrawing Bank agrees to execute such additional instruments as are reasonably requested by the Administrative Agent or the Collateral Agent to effect this assignment. The Administrative Agent acknowledges that it has no knowledge of, and has received no notice of, any claims, demands, actions or causes of action against any of the Withdrawing Banks (or their respective officers, directors, agents, or employees) in connection with the Existing Credit Agreement, this Agreement, or any other instrument or document furnished pursuant thereto. All parties to this Agreement acknowledge and agree that each Withdrawing Bank is executing this Agreement solely to effect this assignment and its withdrawal from the Existing Credit Agreement and that each Withdrawing Bank shall be entitled to any and all surviving rights of an assigning Bank as provided under the Existing Credit Agreement.

Section 4.04 Intercreditor Agreement. The Banks authorize the Administrative Agent to execute the Intercreditor Agreement on behalf of the Banks in substantially the form of Exhibit C attached to this Agreement (the form attached is without exhibits, schedules and annexes) and the Banks agree that, in the event of a conflict between the terms of the Intercreditor Agreement and this Agreement or any of the other Loan Documents, the terms of the Intercreditor Agreement will control.

Section 4.05 Deposit Accounts. The Borrower hereby grants to the Collateral Agent, as security for the full and punctual payment and performance of the Indebtedness, the Indenture Obligations and the Term Loan Obligations, a continuing lien on and security in all deposits ands other sums credited by and due from any Bank to the Borrower or subject to withdrawal by the Borrower; and regardless of the adequacy of any other Collateral or other means of obtaining repayment of the Indebtedness, the Indenture Obligations and the Term Loan Obligations, each Bank may at any time upon or after the occurrence of any Event of Default, but subject to the terms of the Intercreditor Agreement, and without notice to the Borrower, setoff the whole or portion of any such deposits and other sums against obligations owed by Borrower to that Bank (subject to equalization in accordance with the term of the Intercreditor Agreement) and/or remit such deposits to the Collateral Agent for distribution in accordance with the Intercreditor Agreement, whether or not any other Person or Persons could also withdraw money therefrom.

Section 4.06 Perfection of Security Interests. The Borrower agrees to execute such Security Documents and to take whatever other actions are reasonably requested by the Banks and the Collateral Agent to perfect and continue the security interests in the Collateral.

Section 4.07 Additional Collateral. From and after the date of this Agreement, the Borrower shall, and shall cause each Restricted Subsidiary, to grant to the Collateral Agent, subject only to Permitted Liens, a first priority Lien on all immovable or real property and related fixtures hereafter acquired by the Borrower or any Restricted Subsidiary and a first priority Lien on all


           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 31 of 85 Pages leasehold estates (other than leases for floor space within a mall) and related fixtures hereafter acquired by the Borrower or any Restricted Subsidiary to the extent permitted by the terms of the instrument creating such leasehold estate (and if not permitted by the terms of such instrument, the Borrower shall use reasonable commercial efforts, or cause its Restricted Subsidiary to use reasonably commercial efforts, to obtain a consent from the landlord to grant such mortgage), such Lien to secure the Indebtedness, the Indenture Obligations and the Term Loan Obligations on a pari passu basis, subject to the terms of the Intercreditor Agreement. The Borrower shall deliver, or cause to be delivered, one or more opinions of counsel acceptable to the Administrative Agent to the effect that such Security Documents create legal, valid, binding and enforceable obligations of the Borrower or Guarantor party thereto and that all such action and filings necessary to take such Liens have been taken.

                                    ARTICLE V
                        CONDITIONS PRECEDENT TO ADVANCES

Section 5.01 Initial Advance. The obligation of the Banks to make the initial Advance and issue Letters of Credit under the Credit Facility is subject to the following conditions precedent:

         (a) INDENTURE AND TERM LOAN FUNDING. Notes have been issued and funded under the Indenture and the Term Loan Credit Agreement and the Administrative Agent shall have received proceeds equal to the outstanding balances due under the Existing Credit Agreement.

         (b) INTERCREDITOR AGREEMENT. Execution of the Intercreditor Agreement by the Borrower, the Administrative Agent, the Collateral Agent, the trustee under the Indenture, and the agent under the Term Loan Credit Agreement.

         (c) LOAN DOCUMENTS. The Administrative Agent shall have received fully executed copies of this Agreement and all other Loan Documents, including, without limitation: (i) the Notes, (ii) the Security Documents, (iii) evidence of insurance as required by the Administrative Agent, (iv) all other Loan Documents, and (v) any other instruments, documents and information reasonably required by the Administrative Agent under this Agreement.

         (d) BORROWER AUTHORIZATION. The Borrower shall have provided in form and substance satisfactory to the Administrative Agent evidence that the execution and delivery of this Agreement, the Notes and the other Loan Documents, and such other authorizations and other documents and instruments as the Administrative Agent or counsel for the Administrative Agent, in their sole discretion, may reasonably require, has been duly authorized.

         (e) SECURITY INTEREST CREATION. The security interests in the Collateral shall have been duly authorized and created.

         (f) OPINIONS. The Administrative Agent and the Collateral Agent shall have received such opinions of counsel, supplemental opinions, and documents as the Administrative Agent may reasonably request.

           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 32 of 85 Pages

         (g) PAYMENT OF FEES AND EXPENSES. The Borrower shall have paid to the Administrative Agent all fees, charges, and other expenses that are then due and payable as specified in this Agreement or any other Loan Document.

         (h) REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in this Agreement, in the other Loan Documents, and in any document or certificate delivered to the Administrative Agent, the Collateral Agent or any Bank under this Agreement are true and correct in all material respects.

         (i) NO DEFAULT OR EVENT OF DEFAULT. There shall not exist a Default or an Event of Default under this Agreement.

         (j) COMPLIANCE CERTIFICATE. The Borrower shall have provided the Administrative Agent with a Compliance Certificate executed on the date of this Agreement.

Section 5.02 Subsequent Advances. The obligation of the Banks to make subsequent Advances is subject to the following conditions precedent:

         (a) GUARANTEES. The Administrative Agent shall have received fully executed copies of a commercial guaranty from each Guarantor, if any.

         (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in this Agreement, in the other Loan Documents, and in any document or certificate delivered to Administrative Agent, the Collateral Agent or any Bank under this Agreement are true and correct, in all material respects.

         (c) NO DEFAULT OR EVENT OF DEFAULT. There shall not exist a Default or an Event of Default under this Agreement.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

In order to induce the Banks to enter into this Agreement, the Borrower represents and warrants to the Banks (which representations and warranties will survive the extensions of credit under this Agreement) that:

Section 6.01 Organization. The Borrower is a corporation which is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business in and is in good standing in every jurisdiction where the failure to so qualify could have or cause a Material Adverse Effect, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

Section 6.02 Authorization. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents (a) are within the corporate powers of the Borrower, (b) have been duly authorized by all necessary corporate action, (c) do not contravene, conflict with, or constitute a default under, any provision of applicable law or regulation or of the charter, articles of incorporation or bylaws of the Borrower, or any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries,

           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 33 of 85 Pages and (vi) do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries (other than a Permitted Lien).

Section 6.03 Binding Effect. This Agreement, the Note and all other Loan Documents as and when executed by the Borrower or any Guarantor are or, upon execution, will be binding upon such executing party as well as upon their respective successors, representatives and assigns, and are legally enforceable in accordance with their respective terms, provided that the enforceability of each Loan Document is subject to general principals of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

Section 6.04 Guarantors. As of the date of this Agreement, the Borrower has no Restricted Subsidiaries and, therefore, as of the date of this Agreement, there are no Guarantors of the Indebtedness, the Indenture Obligations or the Term Loan Credit Agreement.

Section 6.05 Financial Information. The financial statements of the Borrower furnished to the Administrative Agent and the Banks for the period ending SEPTEMBER 30, 2000, are and were complete and correct, and were prepared in accordance with generally accepted accounting principles, and fairly represent the financial condition and solvency of the Borrower as of the date thereof, and the revised financial projections for the second, third and fourth quarters for the fiscal year ending June 30, 2001 (including updated cash flow information through November 30, 2000) were prepared on the basis of current cash flow information and reasonable assumptions as of the date thereof. The Administrative Agent and the Banks acknowledge receipt of these financial statements and revised financial projections. To the best of the knowledge of the Borrower, the Borrower has no contingent obligations or liabilities that were not disclosed or reserved against in the financial statements of the Borrower or in the notes thereto. Since SEPTEMBER 30, 2000, no Material Adverse Effect has occurred with respect to the Borrower or any Guarantor, other than as has been incorporated and disclosed in the revised financial projections.

Section 6.06 Properties. Except for Permitted Liens, the Borrower and its Restricted Subsidiaries own and have good title to all of the properties of the Borrower and its Restricted Subsidiaries free and clear of all security interests, and has not executed any security documents or financing statements relating to such properties. All of the properties of the Borrower and its Restricted Subsidiaries are titled in the legal name of the Borrower or its Restricted Subsidiaries.

Section 6.07 Existing Permitted Liens. Except as set forth on Schedule 6.07, as of the date of this Agreement, the properties of the Borrower and its Restricted Subsidiaries are not subject to any Permitted Lien that is a Permitted Lien solely because it was existing or created on the date of this Agreement (item
(f) in the definition of "Permitted Liens").

Section 6.08 Environmental Matters. (a) Neither the Borrower nor any Subsidiary is subject to any Environmental Liability which could reasonably be expected to have or cause a Material Adverse Effect and neither the Borrower nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. Except as set forth on Schedule 6.08, none of the properties of the Borrower or any Subsidiary has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. Section 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.


           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 34 of 85 Pages

(b) No Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycles, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from any of the properties of the Borrower or any Subsidiary or are otherwise present at, on, in or under any of the properties of the Borrower or any Subsidiary, except for Hazardous Materials used, stored or disposed of in the ordinary course of business in compliance with all applicable Environmental Requirements, except where any failure to comply with any such Environmental Requirement would not, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) The Borrower, and each of its Subsidiaries, has procured all Environmental Authorizations necessary for the conduct of its business, and is in compliance with all Environmental Requirements in connection with the operation of its respective properties and the respective businesses of the Borrower and each of its Subsidiaries, except where any failure to procure any such Environmental Authorization or to comply with any such Environmental Requirement would not, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.09 Litigation. There are no suits or proceedings pending, or to the knowledge of the Borrower, threatened against or affecting the Borrower, any Guarantor, or the assets of the Borrower or any Guarantor, before any court or by any governmental agency, other than those previously disclosed to the Administrative Agent in writing, which could reasonably be expected to have a Material Adverse Effect on the financial condition or business of the Borrower or any Guarantor.

Section 6.10 Taxes. To the best of the knowledge of the Borrower, all tax returns and reports of the Borrower and each Guarantor that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by the Borrower or a Guarantor in good faith in the ordinary course of business and for which adequate reserves have been provided.

Section 6.11 Lien Priority. Unless otherwise previously disclosed to the Administrative Agent in writing, the Borrower has not entered into or granted any security agreements, or permitted the filing or attachment of any security interests on or affecting any of the Collateral that would be prior or that may in any way be superior to the security interests created by the Security Documents and rights in and to the Collateral, other than Permitted Liens.

Section 6.12 Commercial Purposes. The Borrower intends to use the proceeds of Advances solely to support letters of credit, finance ongoing working capital needs, and for other general corporate purposes.

Section 6.13 Employee Benefit Plans. Each employee benefit plan as to which the Borrower may have any liability complies in all material respects with all applicable requirements of law and regulations, and (a) no Reportable Event nor Prohibited Transaction (as defined in ERISA) has occurred with respect to any such plan, (b) the Borrower has not withdrawn from any such plan or initiated steps to do so, and (c) no steps have been taken to terminate any such plan.

Section 6.14 Investment Company. Neither the Borrower nor any Guarantor is an "Investment Company" as that term is defined under the Investment Company Act of 1940.

           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 35 of 85 Pages

Section 6.15 Location of Chief Executive Office. The chief executive office of the Borrower is 3232 SHERWOOD FOREST BOULEVARD, BATON ROUGE, LOUISIANA 70816.

Section 6.16 Tax Identification Number. The Tax Identification Number of the Borrower is 72-0604977.

Section 6.17 Trade Names. The Borrower does not operate any of its businesses under any trade name.

Section 6.18 Information. All information heretofore or contemporaneously herewith furnished by the Borrower to the Administrative Agent, the Collateral Agent or any Bank for the purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all information hereafter furnished by or on behalf of the Borrower to the Administrative Agent, the Collateral Agent or any Bank will be, true and accurate in every material respect on the date as of which such information is dated or certified; and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

Section 6.19 Survival of Representations and Warranties. The Borrower understands and agrees that the Administrative Agent, the Collateral Agent and the Banks are relying upon the above representations and warranties in extending the Credit Facility, making Advances and issuing Letters of Credit. The Borrower further agrees that the foregoing representations and warranties shall be continuing in nature (unless relating to an earlier date) and shall remain in full force and effect until such time as all amount due under the Notes shall be paid in full and this Agreement is terminated, or until the Expiration Date, whichever is the last to occur.

                                   ARTICLE VII
                                    COVENANTS

Unless the prior written consent of the Administrative Agent and Required Banks to the contrary is obtained, the Borrower will at all times comply with the covenants contained in this Article VII, as long as this Agreement remains in effect:

Section 7.01 Guarantors. From and after the date of this Agreement, the Borrower shall cause each of its Subsidiaries which is or becomes a Restricted Subsidiary (other than a Restricted Subsidiary which is not formed under the laws the United States or any state thereof) to issue a Guarantee of the Indebtedness for the benefit of the Banks in the form of a continuing guaranty agreement approved by the Administrative Agent and deliver an opinion of counsel acceptable to the Administrative Agent to the effect that such continuing guaranty agreement represents the legal, valid, binding and enforceable obligation of such Restricted Subsidiary.

Section 7.02 Changes in Financial Condition and Litigation. The Borrower shall promptly inform the Administrative Agent in writing of all Material Adverse Effects with respect to the Borrower or any Guarantor.

Section 7.03 Financial Records. The Borrower shall maintain its books and records in accordance with GAAP, applied on a consistent basis, and permit the Administrative Agent and the Banks to examine and audit the books and records of the Borrower at all reasonable times and


           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 36 of 85 Pages with prior reasonable notice. The Borrower shall not change its fiscal year without notice to the Administrative Agent.

Section 7.04 Financial Statements. The Borrower shall prepare all financial statements and reports required to be provided under this Agreement in accordance with GAAP, applied on a consistent basis, and each statement and report shall be certified as being true and correct to the best knowledge and belief by the chief financial officer or other person acceptable to the Administrative Agent.

Section 7.05 Annual Financial Statements. Without demand or request by the Administrative Agent, the Borrower shall furnish to the Administrative Agent and deliver or cause to be delivered to each Bank, as soon as available, but in no event later than ninety (90) days after the end of each fiscal year, fiscal year-end consolidated financial statements of the Borrower and its Restricted Subsidiaries (including balance sheet and income statement and a statement of cash flows) audited by Ernest & Young or such other certified public accountant satisfactory to the Administrative Agent and accompanied by an audit certification of the certified public accountant free of exceptions and qualifications not reasonably acceptable to the Required Banks.

Section 7.06 Quarterly Financial Statements. Without demand or request by the Administrative Agent, the Borrower shall furnish to the Administrative Agent and deliver or cause to be delivered to each Bank, as soon as available, but in no event later than forty-five (45) days after the end of each fiscal quarter, quarter-end consolidated financial statements of the Borrower and its Restricted Subsidiaries (including balance sheet and income statement) for the prior fiscal quarter, prepared and certified as correct to the best knowledge and belief by the chief financial officer of the Borrower or other person acceptable to the Administrative Agent.

Section 7.07 Other Reports. Without demand or request by the Administrative Agent, the Borrower shall furnish to the Administrative Agent and deliver or cause to be delivered to each Bank, (a) all quarterly and annual financial information that would be contained in a filing with the Commission on Forms 10-Q and 10-K if the Borrower were required to file such forms, including for each a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Borrower's independent certified public accountants; and (b) all reports that would be required to be filed with the Securities and Exchange Commission on Form 8-K if the Borrower were required to file such reports.

Section 7.08 Additional Information. The Borrower shall furnish such additional information, statements, lists of assets and liabilities, inventory schedules, tax returns, and other reports with respect to the financial condition and business operations of the Borrower and each Guarantor as the Administrative Agent, the Collateral Agent or any Bank may reasonably request from time to time.

Section 7.09 Maintenance of Properties and Insurance. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, maintain their properties and assets in normal working order and condition as on the date of this Agreement (reasonable wear and tear excepted) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonably necessary for the proper conduct of the business of the Borrower and its

           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 37 of 85 Pages

Restricted Subsidiaries taken as a whole; provided, however, that nothing herein shall prevent the Borrower or any of its Restricted Subsidiaries from discontinuing any maintenance of any such properties if such discontinuance is desirable in the conduct of the business of the Borrower and its Restricted Subsidiaries taken as a whole. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, maintain liability, casualty and other insurance (including self-insurance consistent with prior practice) with responsible insurance companies in such amounts and against such risks as is in accordance with customary industry practice in the general areas in which the Borrower and its Restricted Subsidiaries operate. Upon request of the Collateral Agent, the Borrower will deliver to the Collateral Agent the policies or certificates of insurance in form satisfactory to the Collateral Agent, including stipulations that coverages will not be canceled or diminished without at least thirty (30) days' prior written notice to the Collateral Agent. In connection with all policies covering assets in which Collateral Agent holds or is offered a security interest, the Borrower will provide Collateral Agent with such lender's loss payable or other endorsements as Collateral Agent may require.

Section 7.10 Insurance Reports. The Borrower shall furnish to Administrative Agent and the Collateral Agent, upon request of either, reports on each existing insurance policy showing such information as Administrative Agent or the Collateral Agent may reasonably request, including without limitation the following: (a) the name of the insurer; (b) the risks insured; (c) the amount of the policy; (d) the properties insured; (e) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (f) the expiration date of the policy.

Section 7.11 Other Agreements. The Borrower shall, and shall cause each Restricted Subsidiary to, comply with all terms and conditions of all other agreements, whether now or hereafter existing, between the Borrower or any Restricted Subsidiary and any other party to the extent that noncompliance with such other agreements could reasonably be expected to have a Material Adverse Effect.

Section 7.12 Use of Advance Proceeds. The Borrower shall use all proceeds of Advances solely to support letters of credit, finance ongoing working capital needs, and for other general corporate purposes unless specifically consented to the contrary by the Administrative Agent, in writing. Without prior notice to the Administrative Agent and the completion of forms reasonably requested by the Administrative Agent and any Bank, the Borrower agrees not to use the proceeds of any Advance to acquire or carry margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System).

Section 7.13 Taxes, Charges and Liens. The Borrower shall, and shall cause each Restricted Subsidiary to, pay and discharge when due all of their respective indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon the Borrower or any Restricted Subsidiary or their respective properties, income, or profits and all lawful claims that, if unpaid, might become a lien or charge upon any of the properties, income, or profits of the Borrower or any Restricted Subsidiary. Provided, however, neither the Borrower nor any Restricted Subsidiary will be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (a) the legality of the same shall be contested in good faith by appropriate proceedings, and (b) the


           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 38 of 85 Pages

Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with GAAP.

Section 7.14 Performance. The Borrower shall perform and comply with all terms, conditions and provisions set forth in this Agreement, and in all the other Loan Documents, in a timely manner, and promptly notify the Administrative Agent if the Borrower learns of the occurrence of any event which constitutes a Default or an Event of Default under this Agreement.

Section 7.15 Operations. The Borrower shall substantially maintain its present executive management personnel (including the President, Chief Executive Officer and Chief Financial Officer); conduct its business affairs in a reasonable and prudent manner and in compliance with all applicable federal, state and local laws, ordinances, rules and regulations respecting its properties, charters, businesses and operations, including, without limitation, compliance with the Americans With Disabilities Act and with all minimum funding standards and other requirements of ERISA and other laws applicable to the employee benefit plans of the Borrower and its Restricted Subsidiaries to the extent that such noncompliance could reasonably be expected to have a Material Adverse Effect.

Section 7.16 Indemnification. The Borrower shall indemnify and hold the Banks, the Administrative Agent and the Collateral Agent and their respective shareholders, directors, officers, agents, subsidiaries, and affiliates harmless from and against any and all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of action, and reasonable costs and expenses incurred, suffered, sustained, or required to be paid by an indemnified party and arising under this Agreement; provided that the Borrower shall have no obligation under this indemnity provision for liabilities resulting from the gross negligence or willful misconduct of the indemnified party. In all such litigation, or the preparation therefore, the Banks, the Administrative Agent and the Collateral Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel.

Section 7.17 Inspection. The Borrower shall, and shall cause each Restricted Subsidiary to, permit employees or agents of the Banks, the Administrative Agent and the Collateral Agent, at any reasonable time, to inspect any and all Collateral and the other properties of the Borrower and to examine or audit the books, accounts, ledger sheets, and records of the Borrower and each Restricted Subsidiary and to make copies and memoranda of the books, accounts, ledger sheets, and records of the Borrower and its Restricted Subsidiaries. If the Borrower or any Restricted Subsidiary now or at any time hereafter maintains any records (including without limitation computer generated records and computer programs for the generation of such records) in the possession of a third party, the Borrower, upon request of any Bank, the Administrative Agent or the Collateral Agent, shall notify such party, and cause any necessary Restricted Subsidiary to notify such party, to permit the Administrative Agent and the Collateral Agent free access to such records at all reasonable times and to provide the Administrative Agent and the Collateral Agent with copies of any records it may request, all at the expense of the Borrower.

Section 7.18 Change of Executive Office Address. The Borrower shall immediately notify the Administrative Agent and the Collateral Agent, in writing, of any changes in the executive office of the Borrower or of any Restricted Subsidiary.


           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 39 of 85 Pages

Section 7.19 Title to Assets and Property. The Borrower shall, and shall cause each Restricted Subsidiary to, maintain good and marketable title to all of their respective assets and properties, except for Permitted Liens and assets subject to an Asset Disposition.

Section 7.20 Notice of Default and ERISA Matters. Forthwith upon learning of the occurrence of any of the following, the Borrower shall provide the Administrative Agent with written notice thereof, describing the same and the steps being taken by the Borrower or any Restricted Subsidiary with respect thereto: (a) the occurrence of any Default, (b) the occurrence of any Event of Default, or (c) to the extent that the occurrence could reasonably be expected to have a Material Adverse Effect, the occurrence of a Reportable Event or a Prohibited Transaction (as defined in ERISA) under, or the institution of steps by the Borrower to withdraw from, or the institution of any steps to terminate, any employee benefit plan as to which the Borrower may have any liability.

Section 7.21 Notice of Environmental Matters. The Borrower will deliver to each of the Banks, promptly after the Borrower knows of the existence or commencement thereof, notice of any litigation, Environmental Liability, Environmental Notice, Environmental Judgment and Order, dispute or proceeding (including without limitation, an Environmental Proceeding) involving a claim against the Borrower and/or any Subsidiary which, if adversely determined, could reasonably be expected to (a) have a Material Adverse Effect or (b) result in an Event of Default.

Section 7.22 Other Information. The Borrower shall, and shall cause each Restricted Subsidiary to, from time to time, provide the Administrative Agent, the Collateral Agent and the Banks with such other information as the Administrative Agent, the Collateral Agent or any Bank may reasonably request.

Section 7.23 Employee Benefit Plans. So long as this Agreement remains in effect, the Borrower shall, and shall cause each Restricted Subsidiary to, maintain each employee benefit plan as to which it may have any liability, in material compliance with all applicable requirements of law and regulations.

Section 7.24 Other Agreements. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any agreement containing any provision that would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

Section 7.25 Compliance Certificate. Unless waived in writing by the Required Banks, the Borrower shall provide the Administrative Agent, with its annual financial statements required in Section 7.05 of this Agreement and with its quarterly financial statements required in Section 7.06 of this Agreement, a Compliance Certificate executed on the date the financial statements are provided to the Administrative Agent. In addition, prior to submitting any offer to make an Indenture or Term Loan Principal Repayment under the Excess Cash Flow Put during a fiscal year, the Borrower shall provide the Administrative Agent with a Compliance Certificate certifying that the Borrower will be in compliance with the fixed charge coverage requirement of Section 8.02 as of the end of prior fiscal year, on a pro forma basis, where the offered Excess Cash Flow Put Indenture or Term Loan Principal Repayments are treated as having been made at




           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 40 of 85 Pages the end of the fiscal year in which the Excess Cash Flow occurred (i.e., the end of the fiscal year immediately preceding the fiscal year in which the offer is to be made).

Section 7.26 Environmental Compliance. The Borrower and its Subsidiaries will not, and will not permit any other Person to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle or ship or transport to or from the properties of the Borrower or any Subsidiary any Hazardous Materials except for Hazardous Materials handled in the ordinary course of business in material compliance with all applicable Environmental Requirements.

Section 7.27 Limitation on Incurrence of Debt. (a) The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly,
(i) create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable with respect to, contingently or otherwise (collectively, "incur"), any Debt (including Acquired Debt) or (ii) issue any Disqualified Stock; provided, that the Borrower may incur Debt (including Acquired Debt) or issue shares of Disqualified Stock and any Restricted Subsidiary may incur Debt (including Acquired Debt), in each case if (1) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to such incurrence or issuance, (2) the Interest Coverage Ratio for the Borrower's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Debt is incurred or such Disqualified Stock is issued would have been at least equal to the ratio as is then applicable for each applicable period as is set forth below:


         PERIOD                                                                                RATIO

         the date of this Agreement through November 1, 2001............................  2.00 to 1.00
         November 2, 2001 through November 1, 2002......................................  2.25 to 1.00
         thereafter.....................................................................  2.50 to 1.00,

in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Debt (including Acquired
Debt) had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period, and (3) the Debt Limit Leverage Ratio of the Borrower would be no greater than the ratio as is then applicable for each applicable period as is set forth below:


         PERIOD                                                                                RATIO

         the date of this Agreement through November 1, 2001............................  4.50 to 1.00
         November 2, 2001 through November 1, 2002......................................  4.25 to 1.00
         thereafter.....................................................................  4.00 to 1.00,

in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Debt (including Acquired
Debt) had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period, and (4) the aggregate of all additional Debt (including Acquired Debt) incurred and all Disqualified Stock issued after the date of this Agreement, after giving effect on a pro forma basis to any such incurrence or issuance, would not exceed $10,000,000.00.


           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 41 of 85 Pages

(b) The limitations of clause (a) of this covenant shall not prohibit the incurrence of:

         (i) Debt under the Indenture,

         (ii) Debt under the Term Loan Credit Agreement,

         (iii) Debt in respect of performance bonds, appeal bonds, surety bonds, insurance obligations or bonds and other similar bonds or obligations incurred in the ordinary course of business,

         (iv) Hedging Obligations,

         (v) Debt owed by (1) a Restricted Subsidiary to the Borrower or to a Wholly Owned Subsidiary or (2) the Borrower to a Wholly Owned Subsidiary,

         (vi) Debt outstanding on the date of this Agreement and included in the annual audited financial statements of the Borrower for the fiscal year ending June 30, 2000,

         (vii) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, that such Debt is extinguished within three (3) Domestic Business Days of incurrence,

         (viii) Debt represented by Guarantees by the Borrower of Debt otherwise permitted to be incurred pursuant to this covenant and Debt represented by Guarantees by a Restricted Subsidiary of Debt of the Borrower or another Restricted Subsidiary otherwise permitted to be incurred pursuant to this covenant;

         (ix) obligations with respect to customary provisions regarding purchase price adjustments, indemnification or similar obligations, in each case incurred or assumed in connection with the disposition of any business, assets, or Subsidiary of the Borrower otherwise permitted by the Indenture and the Term Loan Credit Agreement;

         (x) Debt (including Capital Lease Obligations) incurred to finance the purchase, lease or improvement of property (real or personal), equipment or other assets in an aggregate principal amount which, when aggregated with the principal amount of all other Debt then outstanding and incurred pursuant to this clause (x) does not exceed $2,000,000.00; and

         (xi) Debt issued in exchange for, or the proceeds of which are contemporaneously used to extend, refinance, renew, replace, or refund (collectively, "Refinance") Debt referred to in clauses (i), (vi), and
         (x) above or this clause (xi) or Debt incurred pursuant to the Interest Coverage Ratio test set forth in clause (a) hereof ("Refinancing Debt"); provided, that (1) the principal amount of such Refinancing Debt does not exceed the principal amount of Debt so Refinanced (plus the premiums required to be paid, and the out-of-pocket expenses (other than those payable to an Affiliate of the Borrower) reasonably incurred, in connection therewith), (2) the Refinancing Debt has a final scheduled maturity that exceeds the final stated maturity, and a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of the Debt being

           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 42 of 85 Pages

         Refinanced, and (3) the Refinancing Debt ranks, in right of payment, no more favorable to the Notes or any Guarantees as the Debt being Refinanced.

Section 7.28 Limitation on Liens. The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset (including, without limitation, all real, tangible or intangible property) of the Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired, or on any income or profits therefrom, or assign or convey any right to receive income therefrom, except (a) Liens securing the Indebtedness, the Indenture Obligations and the Term Loan Obligations, and (b) Permitted Liens.

Section 7.29 Limitation on Restricted Payments. (a) The Borrower shall not make any Restricted Payment (including dividends) unless, at the time of and after giving effect to the Restricted Payment, the Borrower can establish, to the satisfaction of the Administrative Agent, that

         (i) no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof,

         (ii) immediately after giving effect thereto on a pro forma basis, the Borrower could incur at least $1.00 of additional Debt under the clause
         (a) of Section 7.27 of this Agreement ("Limitation on Incurrence of Debt"), and

         (iii) such Restricted Payment (the value of any such payment, if other than cash, being determined in good faith by the Board of Directors and evidenced by a resolution set forth in an Officer's Certificate delivered to the Administrative Agent), together with the aggregate of all other Restricted Payments made after the date of this Agreement (including Restricted Payments permitted by clause (i) of clause (b) of Section 7.29 of this Agreement ("Limitation on Restricted Payments") and excluding Restricted Payments permitted by the other clauses therein), is less than the sum of (1) 50% of the Consolidated Net Income of the Borrower for the period (taken as one accounting period) from the beginning of the first quarter commencing immediately prior to the date of this Agreement to the end of the Borrower's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, 100% of such deficit), plus (2) 100% of the aggregate net cash proceeds (or of the net cash proceeds received upon the conversion of non-cash proceeds into cash) received by the Borrower from the issuance or sale, other than to a Subsidiary, of Equity Interests of the Borrower (other than Disqualified Stock) after the date of this Agreement and on or prior to the time of such Restricted Payment, plus (3) 100% of the aggregate net cash proceeds (or of the net cash proceeds received upon the conversion of non-cash proceeds into cash) received by the Borrower from the issuance or sale, other than to a Subsidiary, of any Disqualified Stock or debt security of the Borrower that has been converted or exchanged into Equity Interests of the Borrower (other than Disqualified Stock) pursuant to the terms thereof after the date of this Agreement and on or prior to the time of such Restricted Payment (including any additional net cash proceeds not included in clause (2) above received by the Borrower upon such conversion or exchange), plus (4) to the extent that any


           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 43 of 85 Pages

         Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of
         (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (5) in the event that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, the lesser of (A) an amount equal to the fair market value of the Borrower's Investment in such Restricted Subsidiary (as determined by a Board of Directors resolution delivered to the Administrative Agent) and (B) the amount of Restricted Investments previously made by the Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiary, minus (6) the amount of Consolidated Capital Expenditures made by the Borrower or any of its Restricted Subsidiaries (A) in respect of all assets other than new constructed or acquired cafeterias (and fixtures related thereto) in excess of $8,000,000.00 during any fiscal year and (B) in respect of newly constructed or acquired cafeterias (and fixtures related thereto) in excess of $6,000,000.00 million during any fiscal year.

(b) The foregoing notwithstanding, this provision does not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would not have been prohibited by the provisions of this Agreement, (ii) the redemption, purchase, retirement or other acquisition of any Equity Interests of the Borrower or Debt of the Borrower or any Restricted Subsidiary solely in exchange for Equity Interests of the Borrower (other than Disqualified Stock), (iii) the redemption, repurchase or payoff of any Debt with proceeds of any Refinancing Debt permitted to be incurred pursuant to the provisions of clause (ix) of the Section 7.27(b) of this Agreement ("Limitation on Incurrence of Debt"), or (iv) Permitted Affiliate Transactions.

(c) Additionally, not later than the date of making each Restricted Payment (other than Restricted Payments contemplated by clauses (ii), (iii) and (iv) of subsection (b) of this provision), the Borrower shall deliver to the Administrative Agent an Officer's Certificate stating that such Restricted Payment is permitted, and setting forth the basis upon which the calculations were computed, which calculations may be based upon the Borrower's latest available financial statements.

Section 7.30 Limitations on Restrictions on Subsidiary Dividends. The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary:

         (a) to (i) pay dividends or make any other distributions to the Borrower or any of its Restricted Subsidiaries (1) on such Restricted Subsidiary's Capital Stock or (2) with respect to any other interest or participation in, or measured by, such Restricted Subsidiary's profits, or (ii) pay any indebtedness owed to the Borrower or any of its Restricted Subsidiaries,

         (b) to make loans or advances to the Borrower or any of its Restricted Subsidiaries,

         (c) to transfer any of its assets to the Borrower or any of its Restricted Subsidiaries, or


           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 44 of 85 Pages

         (d) to grant Liens to secure the Indebtedness, the Indenture Obligations and the Term Loan Obligations,

         except for such encumbrances or restrictions existing under or by reason of:

                  (i) the Indenture and the Term Loan Credit Agreement, as in effect on the date of this Agreement, or any refinancings, amendments, modifications or supplements thereof containing dividend or other payment restrictions that are not materially more restrictive, taken as a whole, than those contained in the Indenture and the Term Loan Credit Agreement on the date of this Agreement,

                  (ii) the Indenture, the Term Loan Credit Agreement, the Security Documents and the Notes,

                  (iii) applicable law,

                  (iv) restrictions with respect to a Subsidiary that was not a Subsidiary on the date of this Agreement in existence at the time such Person becomes a Subsidiary (but not created as a result of or in anticipation of such Person becoming a Subsidiary); provided, however, that such restrictions are not applicable to any other Person or the properties or assets of any other Person,

                  (v) customary non-assignment and net worth provisions of any contract or lease entered into in the ordinary course of business,

                  (vi) customary restrictions on the transfer of assets subject to a Lien permitted under this Agreement, the Indenture or the Term Loan Credit Agreement imposed by the holder of such Lien,

                  (vii) restrictions imposed by any agreement to sell assets or Capital Stock to any Person pending the closing of such sale,

                  (viii) negative pledges contained in capital leases or to secure purchase money obligations, provided that such negative pledges do not extend to other property not the subject of such capital lease or purchase money obligation, and

                  (ix) Refinancing Debt (including Debt refinancing Acquired
                  Debt), provided that such restrictions contained in any agreement governing such Refinancing Debt are not materially more restrictive, taken as a whole, than those contained in any agreements governing the Debt being Refinanced.

Section 7.31 Limitation on Transactions with Affiliates. The Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), except for (a) Affiliate Transactions, which together with all Affiliate Transactions that are part of a common plan, have an aggregate value of not more than $1,000,000.00, provided that such transactions are conducted in good faith and on terms that are no less favorable to the Borrower or the relevant

           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 45 of 85 Pages

Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm's length basis from a Person that is not an Affiliate of the Borrower or such Restricted Subsidiary, (b) Affiliate Transactions, which together with all Affiliate Transactions that are part of a common plan, have an aggregate value of not more than $2,500,000.00, provided that a majority of the disinterested members of the Board of Directors of the Borrower determine that such transactions are conducted in good faith and on terms that are no less favorable to the Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Borrower or such Restricted Subsidiary, (c) Affiliate Transactions for which the Borrower delivers to the Administrative Agent an opinion as to the fairness to the Borrower or such Restricted Subsidiary from a financial point of view, issued by an investment banking firm of national standing and (d) Permitted Affiliate Transactions and other Restricted Payments permitted by the provisions described in Section 7.29 of this Agreement ("Limitation on Restricted Payments").

Section 7.32 Limitation on Sale and Issuance of Subsidiary Stock. The Borrower shall not sell, and shall not permit any of its Restricted Subsidiaries to issue or sell, any shares of Capital Stock of any Restricted Subsidiary (other than directors' qualifying shares) to any Person other than the Borrower or a Wholly Owned Subsidiary; provided, however, that this provision shall not prohibit the sale of all of the Capital Stock of any Restricted Subsidiary owned by the Borrower or its Restricted Subsidiaries if the Net Proceeds from such Asset Sale are used in accordance with the provisions of Section 7.37 of this Agreement ("Limitation on Asset Sales").

Section 7.33 Lines of Business. The Borrower shall not, and shall not permit any Restricted Subsidiary to, engage in any type of business other than the restaurant business conducted by the Borrower on the date of this Agreement and businesses reasonably related thereto

Section 7.34 Hedging Activities. The Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into any derivative, futures or other similar agreement or instrument except in the ordinary course of business to hedge actual or expected fluctuations in prices or interest rates.

Section 7.35 Limitations on Mergers. (a) The Borrower shall not consolidate or merge with or into (whether or not the Borrower is the surviving corporation), or transfer all or substantially all of its properties or assets (determined on a consolidated basis for the Borrower and its Restricted Subsidiaries) in one or more related transactions to, any other Person unless:

         (i) the Borrower is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or to which such transfer has been made is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia,

         (ii) the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or the Person to which such transfer has been made assumes all obligations of the Borrower under this Agreement, the Notes and all other Loan Documents, pursuant to instruments and documents in form reasonably satisfactory to the Lenders;

         (iii) immediately before and after such transaction, no Default or Event of Default exists,


           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 46 of 85 Pages

         (iv) the Borrower, or any Person formed by or surviving any such consolidation or merger, or to which such transfer has been made, (1) has a Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) not less than 100% of the Consolidated Net Worth of the Borrower immediately preceding the transaction and (2) shall be permitted, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, to incur at least $1.00 of additional Debt pursuant to clause (a) of Section 7.27 of this Agreement ("Limitation on Incurrence of Debt"), and

         (v) such transaction does not result in a Change of Control.

(b) No Guarantor may consolidate or merge with or into (whether or not such Guarantor is the surviving corporation), any other Person (except the Borrower or another Guarantor) unless:

         (i) the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) assumes all the obligations of such Guarantor with respect to the Indebtedness and the other Loan Documents, pursuant to an instrument in a form reasonably satisfactory to the Administrative Agent,

         (ii) immediately before and after such transaction, no Default or Event of Default exists, and

         (iii) the Borrower (1) has a Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) not less than 100% of the Consolidated Net Worth of the Borrower immediately preceding the transaction and (2) shall be permitted, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, to incur at least $1.00 of additional Debt pursuant to clause (a) of Section 7.27 of this Agreement "Limitation on Incurrence of Debt".

The Borrower shall deliver to the Administrative Agent prior to the consummation of any proposed transaction an Officer's Certificate to the foregoing effect, an opinion of counsel acceptable to Administrative Agent, stating all conditions precedent to the proposed transaction provided for in this Agreement have been complied with and a written statement from a firm of independent public accountants of established national reputation reasonably satisfactory to the Administrative Agent stating that the proposed transaction complies with clause
(iv) of clause (a) and clause (iii) of clause (b).

Section 7.36 Limitation on Impairment of Lien. Neither the Borrower nor any of its Subsidiaries will take or omit to take any action which action or omission would have the result of adversely affecting or impairing the Lien in favor of the Collateral Agent under the Security Documents or the priority thereof; and neither the Borrower nor any of its Subsidiaries shall grant to any Person, or suffer any Person (other than the Borrower and its Restricted Subsidiaries) to have (other than to the Collateral Agent, the trustee and holders of notes under the Indenture, and the agent and holders notes under the Term Loan Credit Agreement) any interest whatsoever in the Collateral other than Permitted Liens and Purchase Money Liens. Neither the Borrower nor any of its Subsidiaries will enter into any agreement or instrument that by its terms requires the


           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 47 of 85 Pages proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Debt, other than as contemplated by the Intercreditor Agreement, this Agreement, the Indenture, the Term Loan Credit Agreement and the Security Documents.

Section 7.37 Limitation on Asset Sales. The Borrower shall not, and shall not permit any Restricted Subsidiary to, make any Asset Sale (including the Permitted Sale/Leaseback Transaction provided for under this Agreement) unless:

         (a) except for the Permitted Sale/Leaseback Transaction, the EBITDA Contribution of the assets subject to such Asset Sale plus the EBITDA Contribution of all assets subject to Asset Sales since the date of this Agreement (exclusive of the EBITDA Contribution of assets subject to the Permitted Sale/Leaseback Transaction) does not exceed an aggregate of 10.00 percentage points (where the calculation of the EBITDA Contribution percentage points attributable to each Asset Sale, if any, is made as of the date of each such Asset Sale),

         (b) after giving pro forma effect to such Asset Sale as of the most recent quarter-end prior to the date of the Asset Sale, would there exist a Default or Event of Default,

         (c) the Fee Simple Values, after giving effect to the Asset Sale, will not be less than 175% of (i) the total of all Commitments at the time of the Asset Sale, minus, (ii) available Cash Balances pledged to the Collateral Agent to secure undrawn balances of outstanding Letters of Credit at the time of the Asset Sale (excluding available Cash Balances pledged to the Collateral Agent Section 8.05 (which are subject to release)),

         (d) the Borrower or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors as evidenced by a resolution of the Board of Directors set forth in an Officer's Certificate delivered to the Administrative Agent) of the assets subject to such Asset Sale,

         (e) at least 80% of the consideration for such Asset Sale is in the form of cash, Cash Equivalents or liabilities of the Borrower or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Indebtedness or any Guarantee of the Indebtedness) that are assumed by the transferee of such assets (provided, that following such Asset Sale there is no further recourse to the Borrower and its Restricted Subsidiaries with respect to such liabilities), and

         (f) within twelve (12) months of such Asset Sale, the Net Proceeds thereof are (i) invested in assets related to the business of the Borrower or its Restricted Subsidiaries, or (ii) used to repay Advances under the Credit Facility and pledge available Cash Balances to the Collateral Agent to secure undrawn balances of outstanding Letters of Credit, or (iii) to the extent not used as provided in clause (i) or
         (ii), held by the Borrower to fund an offer to make a Indenture or Term Loan Principal Repayment required as the result of such Asset Sale, or
         (iv) to the extent not used as provided in clause (i) or (ii) and to the extent allowed under Section 7.38(d), held by the Borrower to fund an offer to make a Indenture or Term Loan Principal Repayment allowed (but not required) under the Indenture or the Term Loan Credit Agreement as the result of such Asset Sale. In the


           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 48 of 85 Pages event Net Proceeds of an Asset Sale are used to make a permitted offer to make a Indenture or Term Loan Principal Repayment, within ten (10) days after all or part of the offer expires without acceptance or the Borrower receives written notice that all or part of the offer is not accepted, the Borrower will use the portion of the Net Proceeds of the Asset Sale held to fund the unaccepted part of the offer as provided in clause (i), clause (ii), or, if there are no outstanding Advances under the Credit Facility and the total balance of undrawn balances of all outstanding Letters of Credit are fully secured by pledged Cash Balances, then for other general corporate purposes.

For the purposes of this covenant, securities received by the Borrower or any Restricted Subsidiary from the transferee that are converted by the Borrower or such Restricted Subsidiary into cash within 90 days shall be considered cash.

Section 7.38 Limitation on Indenture or Term Loan Principal Repayments. (a) The Borrower shall not offer to make any Indenture or Term Loan Principal Repayment, unless, at the time of the offer, no Default has occurred and is continuing under Section 9.01 of this Agreement, no Event of Default has occurred and is continuing, and:

         (i) the Indenture or Term Loan Principal Repayment offered is required under the Excess Cash Flow Put (not simply an allowed Indenture or Term Loan Principal Repayment) and, if more than $5,000,000.00 in Indenture or Term Loan Principal Repayments is offered, (1) there are no outstanding Advances under the Credit Facility as of the offer date, and (2) unless, at both the offer date and the payment date of the Indenture or Term Loan Principal Repayment, Cash Balances are pledged to the Collateral Agent to secure no less than 50% of the then total balance of undrawn balances of outstanding Letters of Credit, as of the date of the payment date of the Indenture or Term Loan Principal Repayment, the Borrower makes an additional pledge to the Collateral Agent of Cash Balances equal to at least one-third (1/3) of the Indenture or Term Loan Principal Repayment required under the Excess Cash Flow Put in excess of $5,000,000.00, to secure the undrawn balances of outstanding Letters of Credit, up to 50% of the then total balance of undrawn balances of outstanding Letters of Credit (and the Banks shall not be required to release these additional pledged Cash Balances except to the extent that they exceed the undrawn balances of outstanding Letters of Credit), or

         (ii) the Indenture or Term Loan Principal Repayment offered is required under the Indenture or the Term Loan Credit Agreement as the result of an Asset Sale (not simply an allowed Indenture or Term Loan Principal Repayment), or

         (iii) the Indenture or Term Loan Principal Repayment offered is required or allowed under the Indenture or the Term Loan Credit Agreement as the result of the Permitted Sale/Leaseback Transaction provided for under this Agreement, or

         (iv) the Indenture or Term Loan Principal Repayment offered is to be made in exchange for Equity Interests of the Borrower (other than Disqualified Stock), or

         (v) the Indenture or Term Loan Principal Repayment offered is to be made with the aggregate net cash proceeds (or of the net cash proceeds received upon the conversion of non-cash proceeds into cash) received by the Borrower from the issuance or sale, other


           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 49 of 85 Pages than to a Subsidiary, of Equity Interests of the Borrower (other than Disqualified Stock) after the date of this Agreement and on or prior to the time of such Restricted Payment, or

         (vi) the Indenture or Term Loan Principal Repayment offered is to be made with the aggregate net cash proceeds (or of the net cash proceeds received upon the conversion of non-cash proceeds into cash) received by the Borrower from the issuance or sale, other than to a Subsidiary, of any Disqualified Stock or debt security of the Borrower that has been converted or exchanged into Equity Interests of the Borrower (other than Disqualified Stock) pursuant to the terms thereof after the date of this Agreement and on or prior to the time of such Indenture or Term Loan Principal Repayment (including any additional net cash proceeds not included in clause (v) above received by the Borrower upon such conversion or exchange).

An accepted offer to make an Indenture or Term Loan Principal Repayment under this clause (a) may be paid by the Borrower even if, at the time the Indenture or Term Loan Principal Repayment is made, a Default has occurred and is continuing under Section 9.01 or an Event of Default has occurred and is continuing; provided that, at the time the offer was made, no Default had occurred and was continuing under Section 9.01 and no Event of Default had occurred and was continuing and the offer was otherwise allowed to be made under this clause (a).

(b) In addition to the Indenture or Term Loan Principal Repayments allowed in clause (a) of this covenant, if the Excess Cash Flow for a fiscal year exceeds $5,000,000.00, the Borrower may make, and offer to make, additional Indenture or Term Loan Principal Repayments in the next succeeding fiscal year allowed under the Excess Cash Flow Put if:

         (i) no Default or Event of Default has occurred and is continuing or would occur as a consequence of the Indenture or Term Loan Principal Repayment,

         (ii) at both the offer date and the payment date of the Indenture or Term Loan Principal Repayment, the Borrower has sufficient available unrestricted Cash Balances and Cash Equivalents to fund the payment of the Indenture or Term Loan Principal Repayment and any required additional pledge to secure undrawn balances of outstanding Letters of Credit,

         (iii) at both the offer date and the payment date of the Indenture or Term Loan Principal Repayment, there are no outstanding Advances under the Credit Facility,

         (iv) unless at both the offer date and the payment date of the Indenture or Term Loan Principal Repayment, Cash Balances are pledged to the Collateral Agent to secure no less than 50% of the then total balance of undrawn balances of outstanding Letters of Credit, then (1) the additional Indenture or Term Loan Principal Repayments (i.e., those in excess of $5,000,000.00 for the prior fiscal year plus one-half (1/2) of the Excess Cash Flow between $5,000,000.00 and $10,000,000.00 for the prior fiscal year) during such succeeding fiscal year do not exceed 25% of the Excess Cash Flow between $5,000,000.00 and $10,000,000.00 for the prior fiscal year and 75% of the Excess Cash Flow in excess of $10,000,000.00 for the prior fiscal year, and (2) as of the date of the payment date of the Indenture or Term Loan Principal Repayment, the Borrower makes an additional pledge to the Collateral Agent of Cash Balances equal to at least one-third



           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 50 of 85 Pages

         (1/3) of the additional Indenture or Term Loan Principal Repayments made under this clause (b) to secure the undrawn balances of outstanding Letters of Credit, up to 50% of the then total balance of undrawn balances of outstanding Letters of Credit (and the Banks shall not be required to release these additional pledged Cash Balances except to the extent that they exceed the undrawn balances of outstanding Letters of Credit), and

         (v) the aggregate of Indenture or Term Loan Principal Repayments offered and made under the Excess Cash Flow Put (both mandatory and voluntary) during any year does not exceed the Excess Cash Flow for the preceding fiscal year.

(c) In addition to the Indenture or Term Loan Principal Repayments allowed in clauses (a) and (b) of this covenant, beginning after the second anniversary of the date of this Agreement, the Borrower may make, and offer to make, additional Indenture or Term Loan Principal Repayments allowed under the Indenture or the Term Loan Credit Agreement if:

         (i) no Default or Event of Default has occurred and is continuing or would occur as a consequence of the Indenture or Term Loan Principal Repayment,

         (ii) at both the offer date and the payment date of the Indenture or Term Loan Principal Repayment, the Borrower has sufficient available unrestricted Cash Balances and Cash Equivalents to fund the payment of the Indenture or Term Loan Principal Repayment and any required additional pledge to secure undrawn balances of outstanding Letters of Credit,

         (iii) at both the offer date and the payment date of the Indenture or Term Loan Principal Repayment, there are no outstanding Advances under the Credit Facility,

         (iv) unless at both the offer date and the payment date of the Indenture or Term Loan Principal Repayment, Cash Balances are pledged to the Collateral Agent to secure no less than 50% of the then total balance of undrawn balances of outstanding Letters of Credit, then (1) the additional Indenture or Term Loan Principal Repayments under this clause (c) during any fiscal year do not exceed (A) 25% of the Excess Cash Flow between $5,000,000.00 and $10,000,000.00 for the prior fiscal years and 75% of the Excess Cash Flow in excess of $10,000,000.00 for the prior fiscal years (beginning with the fiscal year ending June 30, 2001), minus (B) the aggregate of Indenture or Term Loan Principal Repayments made under clause (b) and this clause
         (c) and the aggregate of Indenture or Term Loan Principal Repayments offers then outstanding under clause (b) and this clause (c), and (2) as of the payment date of the Indenture or Term Loan Principal Repayment, the Borrower makes an additional pledge to the Collateral Agent of Cash Balances equal to at least one-third (1/3) of the additional Indenture or Term Loan Principal Repayments made under this clause (c) to secure the undrawn balances of outstanding Letters of Credit, up to 50% of the then total balance of undrawn balances of outstanding Letters of Credit (and the Banks shall not be required to release these additional pledged Cash Balances except to the extent that they exceed the undrawn balances of outstanding Letters of Credit), and

         (v) the aggregate of all Indenture or Term Loan Principal Repayments offered and made under the Excess Cash Flow Put and under this clause
         (c) does not exceed the


           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 51 of 85 Pages aggregate of the Excess Cash Flows of the Borrower for all fiscal years, beginning with the fiscal year ending June 30, 2001.

(d) In addition to the Indenture or Term Loan Principal Repayments required from Net Proceeds of Assets Sales (as allowed in clauses (a)(ii) and (a)(iii)), the Borrower may make, and offer to make, additional Indenture or Term Loan Principal Repayments with the Net Proceeds of Assets Sales if:

         (i) no Default or Event of Default has occurred and is continuing or would occur as a consequence of the Indenture or Term Loan Principal Repayment,

         (ii) at both the offer date and the payment date of the Indenture or Term Loan Principal Repayment, the Borrower has sufficient available unrestricted Cash Balances and Cash Equivalents to fund the payment of the Indenture or Term Loan Principal Repayment and any required additional pledge to secure undrawn balances of outstanding Letters of Credit,

         (iii) at both the offer date and the payment date of the Indenture or Term Loan Principal Repayment, there are no outstanding Advances under the Credit Facility, and

         (iv) unless at both the offer date and the payment date of the Indenture or Term Loan Principal Repayment, Cash Balances are pledged to the Collateral Agent to secure no less than 50% of the then total balance of undrawn balances of outstanding Letters of Credit, then (1) the additional allowed Indenture or Term Loan Principal Repayments from Net Proceeds of an Asset Sale do not exceed 75% of the Net Proceeds of the Asset Sale not required to make required Indenture or Term Loan Principal Repayments from the Net Proceeds of the Asset Sale, and (2) as of the date of the payment date of the Indenture or Term Loan Principal Repayment, the Borrower makes an additional pledge to the Collateral Agent of Cash Balances equal to at least one-third (1/3) of the additional Indenture or Term Loan Principal Repayments made under this clause (d) to secure the undrawn balances of outstanding Letters of Credit, up to 50% of the then total balance of undrawn balances of outstanding Letters of Credit (and the Banks shall not be required to release these additional pledged Cash Balances except to the extent that they exceed the undrawn balances of outstanding Letters of Credit).

(e) The forgoing notwithstanding, the Borrower shall not offer to make any Indenture or Term Loan Principal Repayment under the Excess Cash Flow Put (voluntary or involuntary) that would cause the Borrower to not be in compliance with the fixed charge coverage requirement of Section 8.02 as of the end of a fiscal year, on a pro forma basis, where the offered Excess Cash Flow Put Indenture or Term Loan Principal Repayments are treated as having been made at the end of the fiscal year in which the Excess Cash Flow occurred (i.e., the end of the fiscal year immediately preceding the fiscal year in which the offer is to be made).

Section 7.39 Indenture and Term Loan Credit Agreement Amendments. The Borrower shall not amend the Indenture or the Term Loan Credit Agreement in any material respect (including, without limitation, any amendment to modify the Indenture or Term Loan Principal Repayments required or allowed under the Indenture or the Term Loan Credit Agreement).


           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 52 of 85 Pages

Section 7.40 Additional Assurances. The Borrower shall, and shall cause each Restricted Subsidiary to, make, execute and deliver to the Administrative Agent such promissory notes, instruments, documents and other agreements as the Administrative Agent or any Bank may reasonably request to evidence and secure the Advances and Letters of Credit under the Credit Facility. Also, the Borrower shall, and shall cause each Guarantor to, at their sole cost and expense, execute and deliver all such agreements and instruments as the Collateral Agent or the Administrative Agent shall reasonably request to more fully or accurately described the property intended to be Collateral or the obligations intended to be secured by the Security Documents. The Borrower shall, and shall cause each Guarantor, at their sole cost and expense, to file any such notice filings or other agreements or instruments as may be reasonably necessary or desirable under applicable law to perfect the Liens created by the Security Documents at such times and at such places as the Collateral Agent or the Administrative Agent may reasonably request. Without limitation of the foregoing, from and after the date of this Agreement, in the event the Borrower or any Restricted Subsidiary begins to operate in a state or territory of the United States in which a financing statement perfecting the Liens created by the Security Documents is then not perfected, the Borrower shall, and shall cause such Restricted Subsidiary to, execute, file and forward to the Collateral Agent and the Administrative Agent a copy of such filed financing statement.

                                  ARTICLE VIII
                               FINANCIAL COVENANTS

Subject to the cure provisions of Section 8.05, below, the Borrower will at all times comply the following financial covenants contained in this Article VIII, as long as this Agreement remains in effect:

Section 8.01 Maximum Leverage Ratio. The Borrower shall maintain a Leverage Ratio of no more than (a) 3.750 to 1.000 through the fiscal quarter ending December 31, 2001, (b) 3.375 to 1.000 through the fiscal quarter ending December 31, 2002, and (c) 3.000 to 1.000 at all times thereafter. Leverage Ratio of the Borrower as of each fiscal quarter end shall be calculated using Consolidated Total Funded Debt Net of Cash Balances as of the fiscal quarter then ending and Consolidated EBITDA for the period of four (4) fiscal quarters then ending.

Section 8.02 Minimum Fixed Charge Coverage. The Borrower shall maintain a fixed charge coverage of no less than 1.00, where fixed charge coverage is the result of the following formula:

 Consolidated EBITDAR - Consolidated Capital Expenditures + Purchase Money CAPEX
        ----------------------------------------------------------------
        Consolidated Fixed Charges + Excess Restricted Payments (if any)

Fixed charge coverage as of each fiscal quarter end shall be calculated using consolidated EBITDAR, Consolidated Capital Expenditures, Consolidated Fixed Charges and Excess Restricted Payments for the period of four (4) fiscal quarters then ending; provided, however that Excess Cash Flow Put Indenture or Term Loan Principal Repayments made in a fiscal year shall be treated as having been made at the end of the fiscal year in which the Excess Cash Flow occurred (i.e., the end of the fiscal year immediately preceding the fiscal year in which the Excess Cash Flow Put Indenture or Term Loan Principal Repayment is made).


           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 53 of 85 Pages

Section 8.03 Minimum Consolidated Tangible Net Worth. The Borrower shall maintain an Consolidated Tangible Net Worth of at least the sum of (a) 90% of the Consolidated Tangible Net Worth of the Borrower as of the date of this Agreement, (b) 50% of the cumulative Consolidated Net Income of the Borrower and its Restricted Subsidiaries after the date of this Agreement (if positive), and
(c) 100% of the Net Proceeds of any Qualified Equity Offering after the date of this Agreement.

Section 8.04 Testing Frequency. The Borrower shall be tested quarterly (based on the fiscal year of the Borrower) for compliance with the financial covenants included in this Article VIII after receipt of the quarterly and annual financial statements of the Borrower.

Section 8.05 Cure Provision. An Event of Default under this Agreement shall not occur as the result of failure of the Borrower to comply with a financial covenant contained in this Article VIII, if, within fifteen (15) calendar days after the Borrower discovers non-compliance,

         (a) the Borrower pledges available Cash Balances to the Collateral Agent to secures the total balance of undrawn balances of outstanding Letters of Credit, and

         (b) the Borrower repays all outstanding Advances under the Credit Facility.

The Borrower acknowledges and agrees that once non-compliance with a financial covenant contained in this Article VIII occurs, the Banks shall not be required to release Cash Balances securing undrawn amounts under outstanding Letters of Credit and the Banks shall not be obligated to make any Advances or issue any Letter of Credit under the Credit Facility, unless and until the Borrower establishes, to the satisfaction of the Administrative Agent, that the Borrower is in full compliance with all of the financial covenants contained in this
Article VIII.

                                   ARTICLE IX
                                EVENTS OF DEFAULT

The following actions or inactions or both shall constitute Events of Default under this Agreement:

Section 9.01 Default Under the Indebtedness. Should the Borrower fail to pay when due any principal due under the Notes, or fail to pay any interest due under the Notes within five (5) Domestic Business Days after such interest becomes due, or fail to pay any fee or other amount payable under the this Agreement or any other Loan Document within five (5) Domestic Business Days after such fee or other amount becomes due.

Section 9.02 Other Default Under this Agreement. Should the Borrower violate, or fail to comply fully with, any of the other terms and conditions of, this Agreement, and such violation or failure shall not have been remedied within fifteen (15) calendar days after notice of such violation or failure by Administrative Agent to the Borrower.

Section 9.03 Default Under Other Loan Documents. Should any event of default occur or exist (after expiration of any applicable cure periods) under any other Loan Document.


           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 54 of 85 Pages

Section 9.04 Default Under Indenture or Term Loan Credit Agreement. Should any event of default occur or exist (after expiration of any applicable cure periods) under the Indenture or the Term Loan Credit Agreement.

Section 9.05 Other Defaults. Should the Borrower or any Guarantor default (after expiration of any applicable cure periods) under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially and adversely affect the financial condition of the Borrower or any Guarantor, or the ability of the Borrower or any Guarantor to perform their respective obligations under this Agreement, or any other Loan Document, or pertaining to the Indebtedness, and such default shall not have been remedied within fifteen (15) calendar days after notice of such default by the Administrative Agent to the Borrower.

Section 9.06 Change of Control. Should a Change of Control occur with respect to the Borrower.

Section 9.07 Insolvency. Should the suspension of business, failure or insolvency, however evidenced, of the Borrower or any Guarantor occur or exist.

Section 9.08 Voluntary Readjustment of Indebtedness. Should proceedings for readjustment of indebtedness, reorganization, bankruptcy, composition or extension under any insolvency law be brought by the Borrower or any Guarantor.

Section 9.09 Involuntary Readjustment of Indebtedness. Should proceedings for readjustment of indebtedness, reorganization, bankruptcy, composition or extension under any insolvency law be brought against the Borrower or any Guarantor, and such proceedings are not dismissed within sixty (60) calendar days after commencement.

Section 9.10 Assignment for Benefit of Creditors. Should the Borrower or any Guarantor file proceedings for a respite or make a general assignment for the benefit of creditors.

Section 9.11 Receivership. Should proceedings for the appointment of a receiver of all or any part of the property of the Borrower or any Guarantor be commenced and such proceedings are not dismissed within sixty (60) calendar days after commencement, or should a receiver be appointed for all or any part of the property of the Borrower or any Guarantor.

Section 9.12 Dissolution Proceedings. Should proceedings for the dissolution or appointment of a liquidator of the Borrower or any Guarantor be commenced and such proceedings are not dismissed within sixty (60) calendar days after commencement, or should a liquidator be appointed for all or any part of the property of the Borrower or any Guarantor.

Section 9.13 False Statements. Should any representation or warranty of the Borrower or any Guarantor made to the Administrative Agent or any Bank prove to be incorrect or misleading in any material respect.

Section 9.14 Defective Collateralization. Should any Security Document granting the Banks or the Collateral Agent a security interest in a substantial portion of the Collateral cease to be in full force and effect (including the failure of any such Security Document to create a valid and perfected security interest) at any time for any reason, except as allowed under this Agreement.


           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 55 of 85 Pages

                                    ARTICLE X
                          EFFECT OF AN EVENT OF DEFAULT

The Banks, the Administrative Agent and the Collateral Agent shall have the following rights if an Event of Default occurs:

Section 10.01 Termination and Acceleration Rights of Banks. If any Event of Default shall occur, all commitments and obligations of the Banks under this Agreement, any of the other Loan Documents or any other agreement (including any obligation to make further Advances or issue Letters of Credit) will terminate, at the option of the Administrative Agent acting at the direction of the Required Banks. At the option of the Administrative Agent acting at the direction of the Required Banks, all amounts outstanding under the Notes, this Agreement and the other Loan Documents immediately will become due and payable, all without notice of any kind to the Borrower, except that in the case of an Event of Default of the type described in the "Insolvency" or "Readjustment of Indebtedness" subsections above, such acceleration shall be automatic and not optional.

Section 10.02 Collection Actions and Collateral. If any Event of Default shall occur, the Administrative Agent, the Collateral Agent and the Banks shall have the additional right, again at their sole option, to file appropriate collection actions against the Borrower and/or against any Guarantor, and/or to proceed or exercise any rights against any other Collateral then securing repayment of the Notes, subject to the terms and conditions of the Intercreditor Agreement.

Section 10.03 Rights under Loan Documents. Subject to the terms and conditions of the Intercreditor Agreement, the Administrative Agent, the Collateral Agent and the Banks shall have all the rights and remedies provided in the Loan Documents or available at law, in equity, or otherwise.

Section 10.04 Remedies Cumulative. The Borrower further agrees that the remedies of the Banks, the Administrative Agent and the Collateral Agent shall be cumulative in nature and nothing under this Agreement or otherwise (except as otherwise provided in the Intercreditor Agreement), shall be construed as to limit or restrict the options and remedies available to any Bank, the Administrative Agent or the Collateral Agent following any Event of Default under this Agreement or otherwise. Except as otherwise provided in the Intercreditor Agreement or as may be prohibited by applicable law, all of the rights and remedies of the Banks, the Administrative Agent and the Collateral Agent may be exercised singularly or concurrently. Except as otherwise provided in the Intercreditor Agreement, election by any Bank, the Administrative Agent or the Collateral Agent to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of the Borrower or of any Guarantor shall not affect the right of the Administrative Agent to declare an Event of Default and to exercise its rights and remedies.

                                   ARTICLE XI
                      CHANGE IN CIRCUMSTANCES; COMPENSATION

Section 11.01 Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period:


           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 56 of 85 Pages

         (a) the Administrative Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

         (b) the Required Banks advise the Administrative Agent that the London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding the relevant type of Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon, until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make the type of Euro-Dollar Loans specified in such notice shall be suspended. The election by Borrower to make a suspended type Euro-Dollar Loan shall instead be made as a Base Rate Loan.

Section 11.02 Illegality. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any existing or future law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such authority, bank or agency being referred to as an "Authority" and any such event being referred to as a "CHANGE OF LAW"), or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Loan of such Bank, together with accrued interest thereon and any amount due such Bank pursuant to
Section 11.05(a). Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

Section 11.03 Increased Cost and Reduced Return. (a) If after the date of this Agreement, a Change of Law or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:

         (i) shall subject any Bank (or its Lending Office) to any tax, duty, or other charge with respect to its Euro-Dollar Loans, its Notes or its obligation to make Euro-Dollar Loans, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Euro-Dollar Loans or any other amounts due



           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 57 of 85 Pages under this Agreement in respect of its Euro-Dollar Loans or its obligation to make Euro-Dollar Loans (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or

         (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office); or

         (iii) shall impose on any Bank (or its Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Euro-Dollar Loans, its Notes or its obligation to make Euro-Dollar Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

(b) If any Bank shall have determined that after the date of this Agreement the adoption of any applicable law, rule or regulation regarding capital adequacy; or any change in any existing or future law, rule or regulation, or any change in the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to a capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

(c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date of this Agreement, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

(d) The provisions of this Section 11.03 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made,



           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 58 of 85 Pages subject to the terms and conditions of Section 14.04(e), based upon the circumstances of such Participant, Assignee or other Transferee.

Section 11.04 Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (a) the obligation of any Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to Section 11.02 or (b) any Bank has demanded compensation under Section 11.03, and the Borrower shall, by at least five (5) Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

         (i) all Loans which would otherwise be made by such Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans (in all cases interest and principal on such Loans shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and

         (ii) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

In the event that the Borrower shall elect that the provisions of this Section shall apply to any Bank, the Borrower shall remain liable for, and shall pay to such Bank as provided herein, all amounts due such Bank under Section 11.03 in respect of the period preceding the date of conversion of such Bank's Loans resulting from the Borrower's election.

Section 11.05 Compensation. Upon the request of any Bank, delivered to the Borrower and the Administrative Agent, the Borrower shall pay to such Bank such amount or amounts as shall compensate such Bank for any loss, cost or expense incurred by such Bank as a result of:

         (a) any payment or prepayment of a Euro-Dollar on a date other than the last day of an Interest Period for such Euro-Dollar Loan;

         (b) any failure by the Borrower to prepay a Euro-Dollar Loan on the date for such prepayment specified in the relevant notice of prepayment hereunder; or

         (c) any failure by the Borrower to make Advances necessary to fully subscribe an Euro-Dollar Loan election;

such compensation to include, without limitation, an amount equal to the excess, of any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Euro-Dollar Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Euro-Dollar Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Euro-Dollar Loan provided for herein over
(y) the amount of interest (as reasonably determined by such Bank) such Bank would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London Interbank market (if such Euro-Dollar Loan is a Euro-Dollar Loan).


           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 59 of 85 Pages

Section 11.06 Replacement of Bank. In the event that any Bank gives any notice under Section 11.02 resulting in the suspension of its obligation to make Euro-Dollar Loans or requests compensation pursuant to Section 3.09 or Section 11.03, then, so long as the condition giving rise to such suspension or compensation exists, the Borrower may designate another bank or financial institution (such bank or financial institution being herein called a "Replacement Bank") acceptable to the Administrative Agent (which acceptance will not be unreasonably withheld) and which is not an Affiliate of the Borrower, to assume such Bank's obligations under this Agreement and to purchase such Bank's Pro Rata Share of outstanding Advances and such Bank's rights under this Agreement and the Notes held by such Bank, all without recourse to or representation or warranty by, or expense to, such Bank, for a purchase price equal to the outstanding Advances payable to such Bank plus any accrued but unpaid interest on such Loans and accrued but unpaid fees owing to such Bank plus any amounts payable to such Bank under Section 11.05, and upon such assumption, purchase and substitution, and subject to the execution and delivery to the Administrative Agent by the Replacement Bank of documentation satisfactory to the Administrative Agent (pursuant to which such Replacement Bank shall assume the obligations of such original Bank under this Agreement), the Replacement Bank shall succeed to the rights and obligations of such Bank hereunder. In the event that the Borrower exercises its rights under the preceding sentence, the Bank against which such rights were exercised shall no longer be a party hereto or have any rights or obligations hereunder; provided that the obligations of the Borrower to such Bank under Article XI and Section
14.09 with respect to events occurring or obligations arising before or as a result of such replacement shall survive such exercise.

                                   ARTICLE XII
                              ADMINISTRATIVE AGENT

Section 12.01 Appointment of Administrative Agent. Each Bank hereby irrevocably designates and appoints HIBERNIA NATIONAL BANK as the Administrative Agent for the Banks under this Agreement, the Intercreditor Agreement and the other Loan Documents, and each Bank hereby irrevocably authorizes HIBERNIA NATIONAL BANK as the Administrative Agent for such Bank, to take such action on its behalf under the provisions of this Agreement, the Intercreditor Agreement and the other Loan Documents and to exercise such powers as are expressly delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto, including, without limitation, the right to execute Loan Documents as the agent for each Bank. The Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, the Intercreditor Agreement or the other Loan Documents, or otherwise exist against the Administrative Agent.

Section 12.02 Base Rate Loan Procedure. The Administrative Agent shall promptly notify each Bank (by telephone to be promptly confirmed in writing by facsimile) of each Advance made or to be made under this Agreement, the amount of each Bank's Pro Rata Share of such Advance, and the designation of those portions of the Advance to be treated as a Base Rate Loan and Euro-Dollar Loans and the Interest Period for each Euro-Dollar Loan included in the Advance. Notices of Advances and Pro Rata Shares confirmed by facsimile sent by the Administrative Agent on or before 11:30 a.m. (New Orleans, Louisiana time) shall be deemed received on the Domestic



           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 60 of 85 Pages

Business Day sent. Notices of Advances and Pro Rata Shares confirmed by facsimile sent by the Administrative Agent after 11:30 a.m. (New Orleans, Louisiana time) shall be deemed received on the following Domestic Business Day. Payments by the Banks to the Administrative Agent shall be paid by wire transfer to the Administrative Agent in accordance with written instructions provided to each Bank by the Administrative Agent no later than 3:00 p.m. on the Domestic Business Day the notice of the Advance and Pro Rata Share is deemed received by the noticed Bank. A notice of the Administrative Agent submitted to any Bank with respect to amounts owing under this section shall be conclusive, absent manifest error. The failure of any Bank to pay the Administrative Agent its Pro Rata Share of any Advance shall not relieve any other Bank of any obligation hereunder to pay its Pro Rata Share of such Advance, but no Bank shall be responsible for the failure of any other Bank to make payments to the Administrative Agent.

Section 12.03 Euro-Dollar Loan Procedure. The Administrative Agent shall promptly notify each Bank by telephone of each Euro-Dollar Loan election made by the Borrower (including the amount of each Euro-Dollar Loan, the amount of each Bank's Pro Rata Share of each Euro-Dollar Loan, the Interest Period selected by the Borrower, the commencement date of the Interest Period elected and, once established, the applicable Adjusted London Interbank Offered Rate) to be promptly confirmed in writing by facsimile. Effective as of the commencement date of the Interest Period selected for a Euro-Dollar Loan, each Bank shall fund its Pro Rata Share of the Euro-Dollar Loan by converting outstanding Base Rate Loans, by renewing Euro-Dollar Loans whose Interest Periods expire on the commencement date of the Interest Period for the new Euro-Dollar Loan, or a combination of such conversions and renewals. In the event any Bank does not have outstanding balances in Base Rate Loans and maturing Euro-Dollar Loans sufficient to fund that Bank's Pro Rata Share of the new Euro-Dollar Loan, then each such Bank shall pay the shortage to Administrative Agent by wire transfer to the Administrative Agent (in accordance with written instructions provided to each Bank by the Administrative Agent) no later than 3:00 p.m. on the commencement date of the Interest Period selected. A notice of the Administrative Agent submitted to any Bank with respect to amounts owing under this section shall be conclusive, absent manifest error. The failure of any Bank to pay the Administrative Agent its Pro Rata Share of any Euro-Dollar Loan shall not relieve any other Bank of any obligation hereunder to pay its Pro Rata Share of such Euro-Dollar Loans, but no Bank shall be responsible for the failure of any other Bank to make payments to the Administrative Agent.

Section 12.04 Payments by Borrower. All payments by the Borrower under this Agreement and the Notes shall be made to the Administrative Agent for all of the Banks and shall be credited as payments to each Bank's Note on the Domestic Business Day the payment is received or deemed received by the Administrative Agent. Any payment received by the Administrative Agent later than 2:00 p.m. (New Orleans, Louisiana time) shall be deemed to have been received on the following Domestic Business Day and any applicable interest or fees shall continue to accrue. By 3:30 p.m. (New Orleans, Louisiana time) on the first Domestic Business Day after receipt, the Administrative Agent will distribute to each Bank its Pro Rata Share of each payment of principal, interest and fees made by the Borrower to the Administrative Agent, in like funds as received, by wire transfer to each Bank in accordance with written instructions provided to the Administrative Agent by each Bank. Unless the Administrative Agent receives notice from the Borrower prior to the date on which any payment is due to the Banks that the Borrower will not make such payment in full as and when required, the Administrative Agent may assume that the Borrower has made

           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 61 of 85 Pages such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required) in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the Pro Rata Share of such payment then due to such Bank. If and to the extent the Borrower has not made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

Section 12.05 Billings and Balance Information. The Administrative Agent shall bill the Borrower for all principal and interest payments due by the Borrower under each Note, including amounts owed under the Notes of other Banks. The other Banks shall not bill the Borrower separately. The Administrative Agent shall also maintain principal balance and interest calculations for each Note, including the Notes of other Banks. The Banks agree that the billings submitted to the Borrower by the Administrative Agent and the Administrative Agent's records with respect to the principal balance and interest calculations for each Note shall be conclusive, absent manifest error. In connection with Pro Rata Share of Advances owed by each Bank to the Administrative Agent and the Pro Rata Share of payments owed by the Administrative Agent to each Bank, the Administrative Agent may provide "net" notices, i.e., the Pro Rata Share of Advances owed by the Banks to the Administrative Agent shall be reduced by each Bank's Pro Rata Share of payments made by the Borrower to the Administrative Agent and vice versa.

Section 12.06 Sharing of Payments. Each Bank agrees that if it shall, through the exercise of a right of set-off, compensation, counterclaim, foreclosure, or otherwise, obtain payment with respect to any of the Indebtedness, or from any of the Collateral, which results in its receiving more than its Pro Rata Share of the aggregate payments with respect to all of the Indebtedness, then (a) such Bank shall be deemed to have simultaneously purchased from the other Banks a share in the Indebtedness so that the amount of the Indebtedness held by each Bank shall be pro rata and (b) such other adjustments shall be made from time to time as shall be equitable to insure that all of the Banks share such payments ratably; provided, however, that for purposes of this section the term "Pro Rata Share" shall be determined after subtraction of the amounts, if any, which any such Bank has not funded its share of outstanding Advances. If all or any portion of any such excess payment is thereafter recovered from the Bank that received the same, the purchase provided in this section shall be rescinded to the extent of such recovery, without interest. The Borrower expressly consents to the foregoing arrangements and agrees that each Bank so purchasing a portion of the other Banks' share of the Indebtedness may exercise all rights of payment (including, without limitation, all rights of set-off, compensation, or counterclaim) with respect to such portions as fully as if such Bank were the direct holder of such portion. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of all participations purchased under this section and will in each case notify the Banks following any such purchases or repayments.

Section 12.07 Interest on Expenditures by Administrative Agent. Interest on expenditures by Administrative Agent provided for in any of the Loan Documents shall accrue from the date of each such expenditure, until repaid, at the Base Rate.

Section 12.08 Decisions. The consent of all Banks is required in order to (a) make any increases in the Commitment of any Bank or the maximum principal balance of any Note, (b) reduce the

           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 62 of 85 Pages interest rates charged under any Note, (c) make any changes in the method of determining the interest rates charged under any Note, (d) renew any Note or extend any payment due date or the maturity date of any Note, (e) reduce any of the facility charges provided for under Section 3.08 of this Agreement, (f) release or subordinate any security interest in any Collateral, except in accordance with the terms and conditions of the Intercreditor Agreement, (g) amend the Intercreditor Agreement, (h) release any Guarantor, or (i) change the definition of Required Banks or amend this Section 12.08. With the exception of the items listed in the preceding sentence that require unanimous consent of all Banks, all consents, approvals, elections and other actions of "Banks" provided for under this Agreement, the Intercreditor Agreement or any of the other Loan Documents, and any and all other decisions with respect to the Credit Facility, may be made with the consent of the Required Banks.

Section 12.09 Attorneys-in-Fact. The Administrative Agent may execute any of its duties under this Agreement, the Intercreditor Agreement or any of the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible to the Banks for the negligence, gross negligence or willful misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 12.10 Limitation on Liability. Neither the Administrative Agent nor any of its officers, directors, employees, agents or attorneys-in-fact shall be liable to the Banks for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement, the Intercreditor Agreement or any of the other Loan Documents except for its or their own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its Affiliates shall be responsible in any manner to any Bank for any recitals, statements, representations or warranties made by the Borrower, or any officer or representative of the Borrower contained in this Agreement or in any of the other Loan Documents, or in any certificate, report, statement or other document referred to or provided for in or received by the Administrative Agent under or in connection with this Agreement or any of the other Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the other Loan Documents, or for any failure of the Borrower to perform its obligations thereunder, or for any recitals, statements, representations or warranties made, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Collateral. The Administrative Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the terms, covenants or conditions of this Agreement or any of the other Loan Documents on the part of the Borrower or to inspect the properties, books or records of the Borrower or any Subsidiary.

Section 12.11 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent certificate, affidavit, letter, facsimile transmission, cablegram, telegram, telecopy or telex message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement, the Intercreditor Agreement or any of the other Loan Documents unless it shall first receive advice or concurrence of each Bank and it

           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 63 of 85 Pages shall first be indemnified to its satisfaction by each Bank against any and all liability and expense which may be incurred by the Administrative Agent by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the Intercreditor Agreement or any of the other Loan Documents in accordance with a request of the Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Banks and all present and future holders of each Note.

Section 12.12 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the existence of any Default Event of Default hereunder unless the Administrative Agent has received notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Banks; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interests of the Banks.

Section 12.13 No Representations. Each Bank expressly acknowledges that neither the Administrative Agent nor any of its Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower or its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of the Borrower and its Subsidiaries and made its own decision to enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement or any of the other Loan Documents and to make such investigation as it deems necessary to inform itself as to the status and affairs, financial or otherwise, of the Borrower and its Subsidiaries.

Section 12.14 Financial Statements and Reports. Promptly after receipt, the Administrative Agent agrees to furnish the Banks with copies of all financial statements, reports, and schedules required to be furnished to the Administrative Agent under this Agreement. The Administrative Agent shall not have any duty or responsibility to provide any Bank with any other information concerning the affairs, financial condition or business of the Borrower or its Subsidiaries that may come into the possession of the Administrative Agent.

Section 12.15 Indemnification. The Banks agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting any obligations of the Borrower to do so), including its employees, directors, officers and agents, ratably according to the respective principal amount of the Note or Notes held by them from and



           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 64 of 85 Pages against any and all liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time (including, without limitation at any time following termination of this Agreement) be imposed on, incurred by or asserted against the Administrative Agent, including its employees, directors, officers and agents, in any way relating to or arising out of this Agreement, the other Loan Documents or any other document contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent. The agreements in this section shall survive the final payment in full of the Indebtedness and the termination of this Agreement.

Section 12.16 Administrative Agent Dealings with Borrower. The Administrative Agent and its affiliates may accept deposits from and generally engage in any kind of business with the Borrower as though it were not the Administrative Agent hereunder.

Section 12.17 Administrative Agent as Bank. With respect to the Credit Facility and any Note issued to it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Bank and may exercise the same as though it were not the Administrative Agent, and the terms "Bank" and "Banks" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity.

Section 12.18 Resignation or Removal. The Administrative Agent may resign as Administrative Agent under this Agreement at any time. The Administrative Agent may be removed as the Administrative Agent under this Agreement with cause by the Banks and, if the Banks elect to remove the Administrative Agent for cause, the Administrative Agent shall resign as Administrative Agent under this Agreement within thirty (30) days after written notice of removal. If the Administrative Agent resigns (voluntarily or involuntarily) as the Administrative Agent under this Agreement, the Banks may appoint a successor Administrative Agent for the Banks, which successor Administrative Agent shall be a commercial bank organized under the laws of the United States or any state thereof, whereupon such successor Administrative Agent shall succeed to the rights, powers and duties of the former Administrative Agent and the obligations of the former Administrative Agent shall be terminated and canceled, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. The former Administrative Agent's resignation shall not become effective until a successor Administrative Agent has been appointed and has succeeded of record to all right, title and interest in any of the Collateral held by the Administrative Agent; provided, however, that if the Banks cannot agree as to a successor Administrative Agent within ninety (90) days after such resignation, the Administrative Agent shall appoint a successor Administrative Agent and the parties hereto agree to execute whatever documents are necessary to effect such action under this Agreement or any other document executed pursuant to this Agreement. At all times, all provisions of this Agreement and the other Loan Documents shall remain in full force and effect, even during the period between the resignation an Administrative Agent and the appointment of as successor Administrative Agent. After any Administrative Agent's resignation as Administrative Agent, the provisions of this section shall inure to the benefit of the resigned Administrative Agent as to any actions taken or omitted to be taken by it while it was



           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 65 of 85 Pages

Administrative Agent under this Agreement and until a successor Administrative Agent has been appointed.

                                  ARTICLE XIII
                                COLLATERAL AGENT

Section 13.01 Appointment of Collateral Agent. Each Bank hereby irrevocably designates and appoints HIBERNIA NATIONAL BANK as the Collateral Agent for the Banks under this Agreement, the Intercreditor Agreement and the other Loan Documents, and each Bank hereby irrevocably authorizes HIBERNIA NATIONAL BANK as the Collateral Agent for such Bank, to take such action on its behalf under the provisions of this Agreement, the Intercreditor Agreement and the other Loan Documents and to exercise such powers as are expressly delegated to the Collateral Agent by the terms of this Agreement , the Intercreditor Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement, the Intercreditor Agreement and the other Loan Documents, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, the Intercreditor Agreement or the other Loan Documents, or otherwise exist against the Collateral Agent.

Section 13.02 Attorneys-in-Fact. The Collateral Agent may execute any of its duties under this Agreement, the Intercreditor Agreement and any of the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible to the Banks for the negligence, gross negligence or willful misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 13.03 Limitation on Liability. Neither the Collateral Agent nor any of its officers, directors, employees, agents or attorneys-in-fact shall be liable to the Banks for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement, the Intercreditor Agreement or any of the other Loan Documents except for its or their own gross negligence or willful misconduct. Neither the Collateral Agent nor any of its Affiliates shall be responsible in any manner to any Bank for any recitals, statements, representations or warranties made by the Borrower, or any officer or representative of the Borrower contained in this Agreement or in any of the other Loan Documents, or in any certificate, report, statement or other document referred to or provided for in or received by the Collateral Agent under or in connection with this Agreement, the Intercreditor Agreement or any of the other Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the other Loan Documents, or for any failure of the Borrower to perform its obligations thereunder, or for any recitals, statements, representations or warranties made, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Collateral. The Collateral Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the terms, covenants or conditions of this Agreement or any of the other Loan Documents on the part of the Borrower or to inspect the properties, books or records of the Borrower or any Subsidiary.



           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 66 of 85 Pages

Section 13.04 Reliance. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent certificate, affidavit, letter, facsimile transmission, cablegram, telegram, telecopy or telex message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement, the Intercreditor Agreement or any of the other Loan Documents unless it shall first receive advice or concurrence of each Bank and it shall first be indemnified to its satisfaction by each Bank against any and all liability and expense which may be incurred by the Collateral Agent by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the Intercreditor Agreement or any of the other Loan Documents in accordance with a request of the Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Banks and all present and future holders of each Note.

Section 13.05 No Representations. Each Bank expressly acknowledges that neither the Collateral Agent nor any of its Affiliates has made any representations or warranties to it and that no act by the Collateral Agent hereafter taken shall be deemed to constitute any representation or warranty by the Collateral Agent to any Bank.

Section 13.06 Indemnification. The Banks agree to indemnify the Collateral Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting any obligations of the Borrower to do so), including its employees, directors, officers and agents, ratably according to the respective principal amount of the Note or Notes held by them from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time (including, without limitation at any time following termination of this Agreement) be imposed on, incurred by or asserted against the Collateral Agent, including its employees, directors, officers and agents, in any way relating to or arising out of this Agreement or any other document contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Collateral Agent under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Collateral Agent. The agreements in this section shall survive the final payment in full of the Indebtedness and the termination of this Agreement.

Section 13.07 Collateral Agent Dealings with Borrower. The Collateral Agent and its affiliates may accept deposits from and generally engage in any kind of business with the Borrower as though it were not the Collateral Agent hereunder.

Section 13.08 Collateral Agent as Bank. With respect to the Credit Facility and any Note issued to it, the Collateral Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Collateral Agent, and the terms "Bank" and "Banks" shall, unless the context otherwise indicates, include the Collateral Agent in its individual capacity.




           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 67 of 85 Pages

Section 13.09 Resignation or Removal. The Collateral Agent may resign as Collateral Agent under this Agreement at any time. The Collateral Agent may be removed as the Collateral Agent under this Agreement with cause by the Banks and, if the Banks elect to remove the Collateral Agent for cause, the Collateral Agent shall resign as Collateral Agent under this Agreement within thirty (30) days after written notice of removal. If the Collateral Agent resigns (voluntarily or involuntarily) as the Collateral Agent under this Agreement, the Banks may appoint a successor Collateral Agent for the Banks, which successor Collateral Agent shall be a commercial bank organized under the laws of the United States or any state thereof, whereupon such successor Collateral Agent shall succeed to the rights, powers and duties of the former Collateral Agent and the obligations of the former Collateral Agent shall be terminated and canceled, without any other or further act or deed on the part of such former Collateral Agent or any of the parties to this Agreement. The former Collateral Agent's resignation shall not become effective until a successor Collateral Agent has been appointed and has succeeded of record to all right, title and interest in any of the Collateral held by the Collateral Agent; provided, however, that if the Banks cannot agree as to a successor Collateral Agent within ninety (90) days after such resignation, the Collateral Agent shall appoint a successor Collateral Agent and the parties hereto agree to execute whatever documents are necessary to effect such action under this Agreement or any other document executed pursuant to this Agreement. At all times, all provisions of this Agreement and the other Loan Documents shall remain in full force and effect, even during the period between the resignation an Collateral Agent and the appointment of as successor Collateral Agent. After any Collateral Agent's resignation as Collateral Agent, the provisions of this section shall inure to the benefit of the resigned Collateral Agent as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement and until a successor Collateral Agent has been appointed.

Section 13.10 Interest on Expenditures by Collateral Agent. Interest on expenditures by Collateral Agent provided for in this Agreement or any of the other Loan Documents shall accrue from the date of each such expenditure, until repaid, at the Base Rate.

                                   ARTICLE XIV
                            MISCELLANEOUS PROVISIONS

The following miscellaneous provisions are a part of this Agreement:

Section 14.01 Amendments. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Section 14.02 Applicable Law. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of Louisiana.

Section 14.03 Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Section 14.04 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns, subject to the following terms and conditions.


           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 68 of 85 Pages

         (a) BORROWER. The Borrower may not assign or otherwise transfer any of its rights under this Agreement.

         (b) PARTICIPATIONS. Any Bank may, at any time, sell to one or more Persons (each a "PARTICIPANT") participating interests in the Note payable to such Bank and any other interest of such Bank under this Agreement; provided, however, that the interest of such Bank being participated pursuant to such participation (determined as of the effective date of the participation) shall be equal to $2,000,000.00 (or any larger multiple of $1,000,000.00). In the event of any such sale by a Bank of a participating interest to a Participant, the obligation of such Bank under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain liable to the holder of any such Note for all purposes under this Agreement, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action under this Agreement, except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any date fixed for the payment of principal or interest under any Note, (ii) the change in the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to this Agreement or any Note, (iii) the change of the Commitment of any Bank, the maximum dollar amount of any Note or any amounts due under any Note, (iv) any change in the rate at which either interest is payable under any Note or (if the Participant is entitled to any part thereof) any fees provided for in this Agreement or any of the Loan Documents, (v) the release or substitution of all or any substantial part of the Collateral, or (vi) the release of any guaranty given to support payment of the Indebtedness, but excluding the release of a Material Subsidiary. Each Bank selling a participating interest in any Note or other interest under this Agreement shall, within ten (10) Domestic Business Days of such sale, provide the Borrower and the Administrative Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Article XI of this Agreement subject to the limitations set forth in Section 14.04(e).

         (c) ASSIGNMENTS. Any Bank may, at any time, assign to one or more banks or financial institutions (each an "ASSIGNEE") all or a proportionate part of all, of its rights and obligations under this Agreement, the Notes and all other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance in the form attached hereto as Exhibit B, executed by such Assignee, such assigning Bank and the Administrative Agent (and, in the case of:
         (i) an Assignee that is not then a Bank or an Affiliate of a Bank; and
         (ii) and assignment not made during the existence of a Default or an Event of Default, by the Borrower); provided that (1) no interest may be assigned by a Bank pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the assigning Bank's funding obligations under this Agreement, (2) the amount of the funding obligations of the assigning Bank being assigned pursuant to such assignment (determined as of the effective date of the assignment) shall be equal to $5,000,000.00 (or any larger multiple of $1,000,000.00),



           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 69 of 85 Pages

         (3) no interest may be assigned by a Bank pursuant to this paragraph
         (c) to any Assignee that is not then a Bank or an Affiliate of a Bank without the consent of the Borrower, which consent shall not be unreasonably withheld, provided that the consent of the Borrower to an assignment shall not be necessary with respect to an assignment made during the existence of a Default or an Event of Default, (4) a Bank may not have more that one Assignee that is not then a Bank at any one time, and (5) no interest may be assigned by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank or an Affiliate of a Bank, without the consent of the Administrative Agent, which consent shall not be unreasonably withheld, provided, that although the consent of the Administrative Agent may not be necessary with respect to an assignment to an Assignee that is then a Bank or an Affiliate of a Bank, no such assignment shall be effective until the conditions set forth in the following paragraph are satisfied. Upon (A) execution of the Assignment and Acceptance by such assigning Bank, such Assignee, the Administrative Agent and (if applicable) the Borrower, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrower and the Administrative Agent, (C) payment by such Assignee to such assigning Bank of an amount equal to the purchase price agreement between such assigning Bank and such Assignee, and (D) payment by the assigning Bank of a processing fee of $3,500.00 to the Administrative Agent, such Assignee shall for all purposes be a Bank party to this Agreement and shall have the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party to this Agreement with a Note payable to the Assignee for the maximum principal balance of the ratably equivalent portion of the assigning Bank's funding obligations assigned to the Assignee, and the assigning Bank shall be released from its obligations under this Agreement to a corresponding extent, and no further consent or action by the Borrower, the Banks or the Administrative Agent shall be required. Upon the consummation of any assignment to an Assignee pursuant to this paragraph (c), the assigning Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to each such Assignee and such assigning Bank.

         (d) DISCLOSURE. Subject to the provisions of Section 14.05, the Borrower authorizes each Bank to disclose to any Participant, Assignee or other transferee (each a "TRANSFEREE"), and any prospective Transferee, any and all financial and other information in the possession of such Bank concerning the Borrower that has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank in connection with the credit evaluation of such Bank prior to entering into this Agreement.

         (e) LIMIT OF ADDITIONAL PAYMENTS AND COMPENSATION. No Transferee shall be entitled to receive any greater payment under Section 3.09 or
         Section 11.03 than the transferring Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the prior written consent of the Borrower or by reason of the provisions of Section 11.02 or Section 11.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         (f) ASSIGNMENTS AS COLLATERAL. Anything in this Section 14.04 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of the Notes payable

           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 70 of 85 Pages to it and/or obligations owing to it under this Agreement and the other Loan Documents to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect to such assigned Notes or obligations made by the Borrower to the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the obligations of the Borrower under this Agreement in respect of such assigned Notes or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Bank from its obligations under this Agreement.

Section 14.05 Confidentiality. Each Bank agrees to exercise its best efforts to keep any information delivered or made available by the Borrower to it which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administrating the Indebtedness; provided, however, that nothing herein shall prevent any Bank from disclosing such information (a) to any other Bank, (b) upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (d) which has been publicly disclosed, (e) to the extent reasonably required in connection with any litigation to which the Administrative Agent, the Collateral Agent, any Bank or their respective Affiliates may be a party, (f) to the extent reasonably required in connection with the exercise of any remedy hereunder, (g) to such Bank's legal counsel and independent auditors, and (h) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights under this Agreement which has agreed in writing to be bound by the provisions of this
Section 14.05.

Section 14.06 Representations by Banks. Each Bank hereby represents that it is a commercial Bank or financial institution that makes loans in the ordinary course of its business; provided, however, that, subject to Section 14.04, the disposition of the Note or Notes held by that Bank shall at all times be within its exclusive control.

Section 14.07 Bank Obligations Several. The obligations of each Bank under this Agreement are several and no Bank shall be responsible for the obligations of any other Bank under this Agreement or any of the other Loan Documents. Nothing contained in this Agreement and no action taken by the Banks pursuant to this Agreement shall be deemed to constitute the Banks to be a partnership, and association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and, except as otherwise provided for in this Agreement or the Intercreditor Agreement, each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

Section 14.08 Controlling Terms. The other Loan Documents shall contain such terms and provisions as the parties thereto shall agree and the terms and conditions of each of the Loan Documents shall be cumulative and in addition to the terms and provisions of this Agreement, which shall apply to all Loan Documents. This Agreement and all of the other Loan Documents shall be construed in such a manner as to give full force and effect to all provisions of this Agreement and the other Loan Documents; however, in the event of any irreconcilable conflict


           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 71 of 85 Pages between the terms and provisions contained in this Agreement and in any of the other Loan Documents, the terms and provisions of this Agreement shall control, expect with respect to the Intercreditor Agreement.

Section 14.09 Costs and Expenses. The Borrower agrees to pay, upon demand, all of the reasonable and documented out-of-pocket expenses of the Banks, the Administrative Agent and the Collateral Agent, including attorneys' fees, incurred in connection with the preparation, execution, enforcement and collection of this Agreement or in connection with the Credit Facility. If an Event of Default occurs, the Banks, the Administrative Agent and the Collateral Agent may pay someone else to help collect any amount outstanding under this Agreement or any of the other Loan Documents and to enforce other obligations of the Borrower and any Guarantor under this Agreement or any of the other Loan Documents and the Borrower will pay that amount. This includes, subject to any limits under applicable law, attorneys' fees incurred by Bank and legal expenses incurred by Bank, whether or not there is a lawsuit, including attorneys' fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. The Borrower also will pay any court costs, in addition to all other sums provided by law.

Section 14.10 Entire Agreement. This Agreement, the Notes, and the other Loan Documents, embody the final, entire agreement of the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES TO THIS AGREEMENT.

Section 14.11 Amendment and Restatement. This Agreement is an amendment and restatement of the Existing Credit Agreement and a restructuring and refinancing of a portion of the Debt outstanding thereunder. This Agreement shall not, in any manner, constitute or be construed to constitute a novation, discharge, forgiveness, extinguishment or release of any indebtedness created under the Existing Credit Agreement; instead, the Indebtedness under this Agreement is a modification and renewal of a portion of the indebtedness and obligations created under the Existing Credit Agreement. The Borrower acknowledges and agrees the Borrower has no right to request any advances from any Withdrawing Bank under any credit facility provided for in any Existing Credit Agreement as amended and restated by this Agreement or any promissory notes issued in connection with the Existing Credit Agreement prior to execution of this Agreement.

Section 14.12 Maximum Interest Rate. No provision of this Agreement, any Note, or any other Loan Document shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable law ("THE MAXIMUM RATE"). If interest in excess of the Maximum Rate is provided for in this Agreement, any Note, in any other Loan Document, or otherwise in connection with the Credit Facility, or is adjudicated to be so provided, the provisions of this section shall govern and prevail and neither the Borrower nor any Guarantor shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of Advances made under this Agreement. In the event any Bank ever receives, collects or applies, as interest due and payable under any Note, any sum in excess of the Maximum Rate, the amount of the excess shall be applied as a payment and reduction of the principal of the Indebtedness


           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 72 of 85 Pages represented by that Note; and if the principal of the Indebtedness represented by that Note has been fully paid, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not interest paid or payable exceeds the Maximum Rate, the Borrower and the Banks shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread, in equal or unequal parts, the total amount of interest throughout the entire contemplated term of the Indebtedness represented by the Notes so that interest for the entire term does not exceed the Maximum Rate.

Section 14.13 Notices. All notices, requests and other communications to any party to this Agreement shall be in writing (including facsimile transmission or similar writing) and be given to such party at its address or telecopy number set forth on the signature page of this Agreement or such other address or telecopy number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (a) if given by telecopier, when such telecopy is transmitted to the telecopy number specified in this Section and the telecopy machine used by the sender provides written confirmation that such telecopy has been so transmitted or receipt of such telecopy is otherwise confirmed, (b) if given by mail, seventy (72) hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, and (c) if given by other means, when delivered at the address specified in this Section; provided that notice to the Administrative Agent under Article II, Article III or Article XI shall not effective until received.

Section 14.14 Severability. If a court of competent jurisdiction finds any provision of this Agreement, the Notes or any of the other Loan Documents to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement the Notes and any of the other Loan Documents in all other respects shall remain valid and enforceable.

Section 14.15 Survival. All warranties, representations, and covenants made by the Borrower in this Agreement or in any certificate or other instrument delivered by the Borrower to Administrative Agent, the Collateral Agent or any Bank under this Agreement shall be considered to have been relied upon by the Administrative Agent, the Collateral Agent and the Banks and will survive the extension of the Credit Facility and delivery of the other Loan Documents, regardless of any investigation made by Bank or on behalf of the Administrative Agent, the Collateral Agent or any Bank. Additionally, Section 11.03(a), Section 11.03(b), Section 11.05, and Section 14.09, and the obligations of the Borrower thereunder, shall survive, and shall continue to be enforceable notwithstanding payment in full of all amounts due under the Notes and termination of this Agreement.

Section 14.16 Waiver. Neither the Administrative Agent, the Collateral Agent nor any Bank shall be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by the waiving party. No delay or omission on the part of the Administrative Agent, the Collateral Agent or any Bank in exercising any right shall operate as a waiver of such right or any other right. A waiver by the Administrative Agent, the Collateral Agent or any Bank of a


           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 73 of 85 Pages provision of this Agreement shall not prejudice or constitute a waiver of the right of the Administrative Agent, the Collateral Agent or any Bank otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by the Administrative Agent, the Collateral Agent or any Bank, nor any course of dealing between the Administrative Agent, the Collateral Agent or any Bank and the Borrower, or between the Administrative Agent, the Collateral Agent or any Bank and any Guarantor, shall constitute a waiver of any of the rights of the Administrative Agent, the Collateral Agent or any Bank or of any obligations of the Borrower or any Guarantor as to any future transactions. Whenever the consent of the Administrative Agent, the Collateral Agent or any Bank is required under this Agreement, the granting of such consent by the Administrative Agent, the Collateral Agent or any Bank in any instance shall not constitute continuing consent in subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion, reasonably exercised, of the Administrative Agent, the Collateral Agent or any Bank.

Section 14.17 Waiver of Jury Trial; Submission to Jurisdiction. The Borrower, the Administrative Agent, the Collateral Agent and the Banks hereby waive trial by jury in any action or proceeding to which the Borrower, the Administrative Agent, the Collateral Agent and any Bank may be parties, arising out of or in any way pertaining to (a) the Notes, (b) this Agreement, (c) any other Loan Document, or (d) the Collateral. It is agreed and understood that this waiver constitutes a waiver of trial by jury of all claims against all parties to such actions or proceedings, including claims against parties who are not parties to this Agreement. This waiver is knowingly, willingly and voluntarily made by the Borrower, the Administrative Agent, the Collateral Agent and the Banks, and the Borrower, the Administrative Agent, the Collateral Agent and the Banks hereby represent that no representations of fact or opinion have been made by them to induce this waiver of trial by jury or to in any way modify or nullify its effect. The Borrower, the Administrative Agent, the Collateral Agent and the Banks further represent that each has been represented in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of its own free will, and that each has had the opportunity to discuss this waiver with counsel. The Borrower, the Administrative Agent, the Collateral Agent and the Banks further hereby irrevocably consent to the jurisdiction of the state courts of Louisiana and the federal courts in Louisiana, and agree that any action or proceeding arising out of or brought to enforce the provisions of the Notes, this Agreement and/or any the other Loan Documents may be brought in any court having subject matter jurisdiction.

Section 14.18 Counterparts. This Agreement may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all counterparts hereof taken together shall constitute but a single instrument.



                        [NEXT PAGES ARE SIGNATURE PAGES]


           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 74 of 85 Pages

BORROWER, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, BANKS AND THE WITHDRAWING BANKS EACH ACKNOWLEDGE HAVING READ ALL THE PROVISIONS OF THIS AGREEMENT, AND EACH AGREES TO ITS TERMS. THIS AGREEMENT IS DATED AS OF DECEMBER 21, 2000.

PICCADILLY CAFETERIAS, INC.,

as the Borrower



By:
   ------------------------------
     Name:
          -----------------------
     Title:
           ----------------------

3232 South Sherwood Forrest Boulevard
Baton Rouge, Louisiana 70821-2467
Attention: Mark L. Mestayer
           Chief Financial Officer
Telecopy Number: 504-296-8370
Telephone Number: 504-293-9440

           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 75 of 85 Pages

HIBERNIA NATIONAL BANK,
as the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer, and a Bank




By:
   -----------------------------
     Name:
          ----------------------
     Title:
           ---------------------

440 Third Street - 6th Floor
Baton Rouge, Louisiana 70801
Attention: Janet Rack
           Vice President
Telecopy Number: 225-381-2003
Telephone Number: 225-381-2140

           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 76 of 85 Pages

SOUTHTRUST BANK,
as a Withdrawing Bank




By:
    ------------------------------
     Name:
          ------------------------
     Title:
           -----------------------

           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 77 of 85 Pages

BRANCH BANKING AND TRUST COMPANY,
as a Bank




By:
   -------------------------------
     Name:
          ------------------------
     Title:
           -----------------------

Lending Office:

110 South Stratford Road
Post Office Box 15008
Winston-Salem, North Carolina 27113-5008
Attention:    Corporate Accounts Division
Telecopy Number: 336-733-3254
Telephone Number: 336-733-3245


           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 78 of 85 Pages

WACHOVIA BANK, N.A.,
as a Withdrawing Bank




By:
    ----------------------------
     Name:
          ----------------------
     Title:
           ---------------------



           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 79 of 85 Pages

AMSOUTH BANK,
as a Withdrawing Bank




By:
   -----------------------------
     Name:
          ----------------------
     Title:
           ---------------------



           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 80 of 85 Pages

WHITNEY NATIONAL BANK,
as a Withdrawing Bank




By:
    -----------------------------
     Name:
          -----------------------
     Title:
           ----------------------


           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 81 of 85 Pages

BANK ONE, LOUISIANA, N.A.,
as a Withdrawing Bank




By:
    ------------------------------
     Name:
          ------------------------
     Title:
           -----------------------


           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 82 of 85 Pages

THE FUJI BANK, LIMITED,
as a Withdrawing Bank




By:
    -----------------------------
     Name:
          -----------------------
     Title:
           ----------------------



           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 83 of 85 Pages

FIRST TENNESSEE BANK NATIONAL
ASSOCIATION, as a Withdrawing Bank




By:
    ---------------------------
     Name:
          ---------------------
     Title:
           --------------------



           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 84 of 85 Pages

DEPOSIT GUARANTY NATIONAL BANK,
as a Withdrawing Bank




By:
    -----------------------------
     Name:
          -----------------------
     Title:
           ----------------------



           AMENDED AND RESTATED CREDIT AGREEMENT: PAGE 85 of 85 Pages